UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒      Preliminary Proxy Statement

☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐      Definitive Proxy Statement

☐      Definitive Additional Materials

☐      Soliciting Material Pursuant to § 240.14a-12

GOLDRICH MINING COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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GOLDRICH MINING COMPANY 2607 Southeast Blvd., Suite B211 Spokane, Washington 99223
Notice of Annual Meeting of Stockholders

To all Stockholders of Goldrich Mining Company:

You are invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Goldrich Mining Company (the “Company”).  The Annual Meeting will be held at the Company’s corporate office, 2607 Southeast Blvd., Suite B211, Spokane Washington, 99223, on November 26, 2013 at 8 a.m. Pacific daylight time.  The purposes of the Annual Meeting are:

1.
The election of the nominees to the Company’s Board of Directors to serve until the Company’s 2014 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are nominees for election as directors: David S. Atkinson, Charles C. Bigelow, Kenneth S. Eickerman, Garrick Mendham, William Orchow, Michael G. Rasmussen,  William V. Schara and Stephen Vincent;

2.	To conduct an advisory vote on the compensation of our named executive officers;

3.	To conduct an advisory vote to determine the frequency of conducting future advisory votes on executive compensation;

4.
To amend the Company’s Restated 2008 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized for issuance under the Plan to 10% of the Company’s issued and outstanding shares of common stock;

5.
To amend the Company’s bylaws to increase the maximum size of the Company’s board of directors from 5 to 8 directors and permitting the Company’s board of directors to set the number of directors by a resolution of the board of directors, within the range set forth in the Company’s Articles of Incorporation;

6.
To amend and restate the Company’s Articles of Incorporation to increase the Company’s authorized capital and to make amendments to modernize the Company’s Articles of Incorporation to better reflect changes in corporate governance and business practices since the Company’s incorporation on March 26, 1959; a detailed description of the proposed amendments to the Company’s Articles of Incorporation is contained in the accompanying proxy statement;

7.	Ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2014; and

8.	Any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed October 21, 2013, as the record date for the Annual Meeting.  Only stockholders of the Company of record at the close of business on October 21, 2013 will be entitled to notice of, and to vote at, the Annual Meeting.  A list of stockholders as of October 21, 2013, will be available at the Annual Meeting for inspection by any stockholder.  Stockholders will need to register at the Annual Meeting to attend the Annual Meeting.  If your shares of common stock are not registered in your name, you will need to bring proof of your ownership of those shares to the Annual Meeting in order to register to attend and vote.  You should ask the broker, bank or other institution that holds your shares of common stock to provide you with a valid proxy card to permit you to vote at the Annual Meeting.  Please bring that documentation to the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, please sign and return the enclosed proxy promptly.  If you decide to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote your shares of common stock in person.

By Order of the Board of Directors,

/s/ William Schara
William Schara
President and Chief Executive Officer
Goldrich Mining Company
2607 Southeast Blvd., Suite B211
Spokane, Washington 99223
October 24, 2013

GOLDRICH MINING COMPANY 2607 Southeast Blvd., Suite B211 Spokane, Washington 99223
Proxy Statement
for
Annual Meeting of Stockholders

To Be Held November 26, 2013, 8 a.m. Pacific Daylight Time
Goldrich Mining Company Corporate Office
2607 Southeast Blvd., Suite B211, Spokane, Washington, 99223

Unless the context requires otherwise, references in this statement to “Goldrich Mining,” “Goldrich,” the “Company,” “we,” “us” or “our” refer to Goldrich Mining Company.

The Annual Meeting of Stockholders of Goldrich Mining (referred to as the “Annual Meeting”) will be held on November 26, 2013, at the Company’s corporate office, 2607 Southeast Blvd., Suite B211, Spokane, Washington, 99223, at 8 a.m. Pacific daylight time.

We are providing the enclosed proxy materials and form of proxy in connection with the solicitation by the Company’s Board of Directors (referred to as the “Board”) of proxies for this Annual Meeting.  We anticipate that this Proxy Statement and the form of proxy will first be available to holders of our shares of common stock on or about October 24, 2013.

You are invited to attend the Annual Meeting at the above stated time and location.  If you plan to attend and your shares are held in “street name” – in an account with a bank, broker, or other nominee – you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares by completing your proxy card over the internet, completing your proxy card over the telephone,  completing, signing and faxing your proxy card to our Corporate Secretary, completing and returning a proxy card provided to you by mail or e-mail or, if you hold shares in “street name,” by completing the voting form provided by the broker, bank or other nominee.

A returned signed proxy card without an indication of how shares should be voted will be voted FOR the election of all nominees to the Board, FOR the resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement, FOR the resolution to hold an advisory vote on the compensation of our named executive officers every three years, FOR an amendment to the 2008 Restated Equity Incentive Plan to increase the number of shares authorized for issuance thereunder to 10% of the Company’s issued and outstanding shares of common stock (“Stock Option Plan Amendment”), FOR an amendment to the Company’s bylaws to increase the maximum size of the Board from five directors to eight directors and permitting the Board to set the number of directors by a resolution of the Board, within the range set forth in the Company’s Articles of Incorporation (“Bylaws Amendment”), FOR an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized capital and to make amendments to modernize the Company’s Articles of Incorporation (“Articles Amendment”) and FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

Our common stock and our outstanding Series A Preferred Stock (“Preferred Stock”) are the only type of securities entitled to vote at the Annual Meeting.  Each holder of Preferred Stock shall be entitled to vote on all matters upon which holders of common stock would be entitled to vote and shall be entitled to that number of votes equal to the number of whole shares of common stock into which such holder’s shares of Preferred Stock could be converted. Any share of Preferred Stock may be converted into such number of shares of common stock as is equal to 1 preferred share divided by 0.16667 per share of common stock.  We currently have 175,000 shares of Preferred Stock outstanding which is convertible into 1,050,000 shares of common stock. We refer to the shares of common stock and the Preferred Stock jointly in this proxy statement as “voting stock.”

Our corporate bylaws define a quorum as a majority of the issued and outstanding voting stock present in person or by proxy.  A majority of the voting power of the voting stock present, whether in person or by proxy, is required to approve the Stock Option Plan Amendment, approve the resolution approving the compensation of our named executive officers and ratify the appointment of the Company’s independent registered public accounting firm. An affirmative vote of a majority of the outstanding shares entitled to vote is required to approve the Bylaws Amendment.  An affirmative vote of two-thirds of the Company’s issued and outstanding shares entitled to vote is required to approve the Articles Amendment.  Further, under the Alaska Corporations Code, our shares of common stock must approve the Articles Amendment by voting as a separate class from the Preferred Shares. Therefore, an affirmative vote of two-thirds of the Company’s issued and outstanding common stock is also required to approve the Articles Amendment.  The option of one, two or three years which receives the most votes will be the frequency that is recommended for holding an advisory vote on executive compensation. The resolutions in respect of the compensation of named executive officers and the frequency with which such votes should be held are rendered on a non-binding, advisory basis.

The nominees for election as directors at the Annual Meeting who receive the most votes cast will be elected at the Annual Meeting. You have cumulative voting rights in relation to the election of directors.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 26, 2013

In accordance with the rules of the United States Securities and Exchange Commission (“SEC”), we are advising our stockholders of the availability on the Internet of our proxy materials related to our upcoming Annual Meeting. These rules allow companies to provide access to proxy materials in one of two ways.  Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website.  The proxy materials, including this proxy statement, our annual report to shareholders and a form of proxy, will be available at http://www.viewproxy.com/goldrichmining./2013.  You can also obtain directions to the meeting location at this website.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a stockholder of record at the close of business on October 21, 2013 and are entitled to vote at the Annual Meeting.  This Proxy Statement describes issues on which we would like you, as a stockholder, to vote.  It provides information on these issues so that you can make an informed decision.  You do not need to attend the Annual Meeting to vote your shares.

When you sign the proxy card you appoint William Schara, Chief Executive Officer, President and Director to the Company and Ted Sharp, Chief Financial Officer, Corporate Secretary and Treasurer to the Company, as your representatives at the Annual Meeting.  As your representatives, they will vote your shares at the Annual Meeting (or any adjournments or postponements) as you have instructed them on your proxy card.  With proxy voting, your shares will be voted whether or not you attend the Annual Meeting.  Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting, just in case your plans change.

If an issue properly comes up for vote at the Annual Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the record date?

The Board has fixed October 21, 2013, as the record date for the Annual Meeting.  Only holders of voting stock as of the close of business on that date will be entitled to vote at the Annual Meeting.

How many shares are outstanding?

As of October 16, 2013, we had 95,656,719 shares of common stock issued and outstanding and 175,000 shares of Preferred Stock issued and outstanding.  The Preferred Stock is convertible into 1,050,000 shares of common stock and votes on an as converted basis at the Annual Meeting.

What am I voting on?

You are being asked to vote on the following:

1.	The election of the nominees to the Company’s Board to serve until the Company’s 2014 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are nominees for election as Directors: David S. Atkinson, Charles C. Bigelow, Kenneth S. Eickerman, Garrick Mendham, William Orchow, Michael G. Rasmussen,  William V. Schara and Stephen Vincent;

2.	To conduct an advisory, non-binding, vote on the compensation of our named executive officers;

3.	To conduct an advisory, non-binding, vote to determine the frequency of conducting future advisory votes on executive compensation;

4.	To approve the Stock Option Plan Amendment;

5.	To approve the Bylaws Amendment;

6.	To approve the Articles Amendment;

7.	Ratification of the appointment of our independent registered public accounting firm for the fiscal year of 2013; and

8.	Any other business that may properly come before the meeting.

How many votes do I get?

Each share of common stock is entitled to one vote.  Each share of Preferred Stock is entitled to vote on an as converted basis equal to 1 preferred share divided by 0.16667 per share of common stock. Cumulative voting rights are authorized only for the election of directors, and dissenters’ rights are not applicable to any of the matters being voted upon.

The Board recommends a vote FOR each of the nominees to the Board, FOR the resolution approving the compensation of our named executive officers as disclosed in this proxy statement, FOR the resolution to hold an advisory vote on the compensation of our named executive officers every three years, FOR the Stock Option Plan Amendment, FOR the Bylaws Amendment, FOR the Articles Amendment, and FOR the ratification of the appointment of our independent registered public accounting firm.

How do I vote?

You have several voting options. You may vote by:

–	Completing your proxy card over the internet at the following website: www.columbiastock.com/voting2H;

–	Over the telephone by calling the following number: ●;

–	Signing and emailing your proxy card to: michelle@columbiastock.com;

–
Signing and mailing your proxy card that you received as part of the proxy materials  to the attention of: Ted Sharp, Corporate Secretary, at 2607 Southeast Blvd., Suite B211, Spokane, Washington, 99223;

–	Signing and faxing your proxy card to: 1-855-664-3544;

–	Attending the Annual Meeting and voting in person.

If your shares of voting stock are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in a “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can Stockholders vote in person at the Annual Meeting?

We will pass out written ballots to anyone who wants to vote at the Annual Meeting.  If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Annual Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting.  You may do this by:

–
Signing another proxy with a later date and mailing it to the attention of: Ted Sharp, Chief Financial Officer, Corporate Secretary and Treasurer, at 2607 Southeast Blvd., Suite B211, Spokane, Washington 99223, so long as it is received prior to 11:59 p.m. Pacific daylight time on November 12, 2013;

–
Delivering a written notice of the revocation of your proxy to the attention of: Ted Sharp, Chief Financial Officer, Corporate Secretary and Treasurer, at 2607 Southeast Blvd., Suite B211, Spokane, Washington 99223, so long as it is received prior to 11:59 p.m. Pacific daylight time on November 12, 2013; or

–	Voting in person at the Annual Meeting.

Beneficial Stockholders should refer to the instructions received from their stockbroker or the registered holder of the shares if they wish to change their vote.

How many votes do you need to hold the Annual Meeting?

To conduct the Annual Meeting, the Company must have a quorum, which means that a majority of the outstanding voting stock of the Company as of the record date must be present at the Annual Meeting.  Your shares of voting stock will be counted as present at the Annual Meeting if you:

–	Submit a properly executed proxy card (even if you do not provide voting instructions); or

–	Attend the Annual Meeting and vote in person.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum.  Since our bylaws state that matters presented at a meeting of the stockholders must be approved by the majority of the voting power of the voting stock present at the meeting and the Articles Amendment requires an affirmative vote of two-thirds of the outstanding voting stock, a properly executed proxy card marked ABSTAIN with respect to a proposal will have the same effect as voting AGAINST that proposal.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding shares in street name for their customers, are generally required to vote the shares in the manner directed by their customers.  If their customers do not give any direction, brokers may vote the shares on routine matters, but not on non-routine matters.  The election of directors is considered a non-routine matter because the board’s nominees are running uncontested and brokers may not vote shares held in street name for their customers in relation to this item of business.  The advisory vote on executive compensation, the advisory vote on the frequency of advisory votes on executive compensation, the Stock Option Amendment, the Bylaws Amendment and the Articles Amendment are non-routine matters and brokers may not vote shares held in street name for their customers in relation to these items of business.  The ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2014 is considered a routine matter and brokers will be permitted to vote shares held in street name for their customers.

The absence of a vote on a non-routine matter is referred to as a broker non-vote.  Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast for the election of directors.  Any shares of voting stock represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote AGAINST the other proposals herein.

How many votes are needed to elect directors?

The nominees for election as directors at the Meeting who receive the most votes cast will be elected at the Annual Meeting. The number of positions on the Board will be filled in order by the nominees with the most votes. A properly executed proxy card marked WITHHELD with respect to the election of directors will not be voted and will not count FOR any of the nominees for which the vote was withheld.

You have cumulative voting rights in relation to the election of directors. In cumulative voting, all stockholders entitled to vote at the Annual Meeting may cumulate votes in the election of directors. With cumulative voting, each stockholder is entitled to as many votes as shall be equal to the number of votes that the stockholder would be entitled to cast for the election of directors multiplied by the number of directors to be elected by the stockholders, and each stockholder may cast all of his, her or its votes for a single director or may distribute them among the number to be voted for or for any two or more of them.

How many votes are needed to approve the advisory, non-binding, compensation for our executive officers?

The compensation of our named executive offices will be approved, on an advisory, non-binding basis, if a majority of the voting power of the voting stock present at the Annual Meeting votes FOR the proposal.  A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal.

How many votes are needed to approve the advisory, non-binding, determination of the frequency of conducting future advisory votes on executive compensation?

A plurality of the affirmative votes duly cast is required for the approval, on an advisory, non-binding basis, of the frequency of stockholder votes on our executive compensation program (i.e., the frequency selection receiving the greatest number of votes will be approved).  A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted and will not count FOR or AGAINST any of the frequency selections.

How many votes are needed to approve the Stock Option Plan Amendment?

The Stock Option Plan Amendment will be approved if a majority of the voting power of the voting stock present at the Annual Meeting votes FOR the proposal.  A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal.

How many votes are needed to approve the Bylaws Amendment?

The Bylaws Amendment will be approved if a majority of the outstanding shares entitled to vote at the Annual Meeting votes FOR the proposal.  A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal.

How many votes are needed to approve the Articles Amendment?

The Articles Amendment will be approved if two-thirds of the outstanding shares entitled to vote at the Annual Meeting votes FOR the proposal.  Further, under the Alaska Corporations Code because the Articles Amendment contains amendments to our Articles of Incorporation to increase the number of authorized shares of common stock and eliminate preemptive rights for the common stock, our shares of common stock must approve the Articles Amendment by voting as a separate class from the Preferred Shares. Therefore, an affirmative vote of two-thirds of the Company’s issued and outstanding common stock is also required to approve the Articles Amendment.  A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal.

How many votes are needed to ratify the appointment of the independent registered public accountant?

The ratification of the appointment of the independent registered public accountant will be approved if a majority of the voting power of the voting stock present at the Annual Meeting votes FOR the proposal.  A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal.

Will my shares be voted if I do not sign and return my Proxy Card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares; otherwise your shares will not be voted at the meeting.  See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares.

If your shares are registered in your name, and you do not complete your proxy card over the internet or sign and return your proxy card, your shares will not be voted at the Annual Meeting unless you attend the Annual Meeting and vote your shares in person.

Where can I find the voting results of the Annual Meeting?

We will publish the final results in a current report filing on Form 8-K with the SEC within four (4) business days of the Annual Meeting.

Who will pay for the costs of soliciting proxies?

We will bear the cost of soliciting proxies.  In an effort to have as large a representation at the Annual Meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances.  These individuals will receive no additional compensation for their services other than their regular salaries.  Additionally, Alliance Advisors, LLC is assisting us with the solicitation of proxies for a fee of $5,500 plus out-of-pocket expenses and fees for telephone solicitation.  We will pay a reasonable fee in relation to these services.  Upon request, we will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of our common stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

When are stockholder proposals due for the 2014 annual meeting of Stockholders?

In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be submitted in writing to the Company’s Secretary, Ted Sharp, at Goldrich Mining Company, 2607 Southeast Blvd., Suite B211, Spokane, Washington 99223, and received no later than June 26, 2014, provided that this date may be changed in the event that the date of the annual meeting of stockholders to be held in calendar year 2014 is changed by more than 30 days from the date of the annual meeting of stockholders to be held in calendar year 2013.  Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in our proxy statement and form of proxy.

Similarly, stockholder proposals not submitted for inclusion in the proxy statement and received after September 9, 2014 will be considered untimely pursuant to Rule 14a-5(e)(2) of the United States Securities and Exchange Act of 1934, as amended, provided that this date may be changed in the event that the date of the annual meeting of stockholders to be held calendar year 2014 is changed by more than 30 days from the date of the annual meeting of stockholders to be held in calendar year 2013.

How can I obtain a copy of the 2012 Annual Report on Form 10-K?

The Company’s 2012 Annual Report on Form 10-K, including financial statements, is available on the internet with this proxy statement at http://goldrichmining.com/investors/sec-filings.html. The Form is also available through the SEC’s website at http://www.sec.gov.

At the written request of any stockholder who owns voting stock on the record date, the Company will provide to such stockholder, without charge, a paper copy of the Company’s 2012 Annual Report on Form 10-K as filed with the SEC, including the financial statements, but not including exhibits.

If requested, the Company will provide copies of the exhibits for a reasonable fee.

Requests for additional paper copies of the 2012 Annual Report on Form 10-K should be mailed to: Goldrich Mining Company, 2607 Southeast Blvd., Suite B211, Spokane, Washington 99223, Attention: Ted Sharp, Chief Financial Officer, Corporate Secretary and Treasurer.

PROPOSAL 1 — ELECTION OF DIRECTORS

GENERAL QUESTIONS

What is the current composition of the Board?

Our current Articles of Incorporation require the Board to have at least five directors but no more than fifteen directors.  Our current bylaws set the number of directors at five. Therefore, technically, there are currently only five directors on the Board pursuant to our current bylaws. However, at our annual meeting of stockholders in 2008, the stockholders elected eight directors to the Board and the Company has been operating with eight de facto directors since that election by the stockholders, despite the number of directors set forth in our current bylaws. The Bylaws Amendment contained herein addresses this inconsistency by amending the bylaws to increase the current Board from five to eight directors and to permit the Board to set the number of directors in the future by resolution of the Board, within the limits set forth in the Articles of Incorporation.  Therefore, there are eight nominees proposed by the Board for election as directors.

In the event the Bylaws Amendment as set forth in Proposal 5 is approved, each of the eight nominees will be elected as directors, assuming they are duly elected at this Annual Meeting by a vote of our stockholders. If the Bylaws Amendment as set forth in Proposal 5 is not approved, only the five directors of the eight director nominees receiving the most votes FOR will be elected as directors, as determined by the voting at the Annual Meeting.  The remaining three nominees will continue to function as advisory directors to the Company.

Is the Board divided into classes?  How long is the term?

No, the Board is not divided into classes.  All directors serve one-year terms until their successors are elected and qualified at the next Annual Meeting.

Who is standing for election this year?

The Board has nominated the following eight (8), individuals for election at the 2013 Annual Meeting, to hold office until the 2014 Annual Meeting or until successors are elected and qualified:

1.	David S. Atkinson

2.	Charles C. Bigelow

3.	Kenneth S. Eickerman

4.	Garrick Mendham

5.	William Orchow

6.	Michael G. Rasmussen

7.	William V. Schara

8.	Stephen Vincent

What if a nominee is unable or unwilling to serve?

Should any one or more of these nominees become unable or unwilling to serve, which is not anticipated, the empty Board seat after the Annual Meeting may be filled by appointed by the Board of Directors.

How are nominees elected?

The nominees for director who receive the most votes will be elected.

All stockholders entitled to vote at the Annual Meeting may cumulate votes in the election of directors. With cumulative voting, each stockholder is entitled to as many votes as shall be equal to the number of votes that the stockholder would be entitled to cast for the election of directors multiplied by the number of directors to be elected by the stockholders, and each stockholder may cast all of his, her or its votes for a single director or may distribute them among the number to be voted for or for any two or more of them.

The Board recommends that the stockholders vote FOR each of the nominees.  All proxies executed and returned without an indication of how shares should be voted will be voted FOR the election of all nominees.

 INFORMATION ON THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

The following table sets forth certain information with respect to our current directors and nominees, executive officers and key employees.  The term for each director expires at our next Annual Meeting or until his or her successor is appointed and qualified.  The ages of the directors and officers are shown as of December 31, 2012.

Name	Current Office	Director/Officer Since	Age
David S. Atkinson	Director	May 7, 2007	43
Charles C. Bigelow	Director	June 30, 2003	81
Kenneth S. Eickerman	Director	March 4, 2004	54
Garrick Mendham	Nominee/Consulting Director	N/A	52
William Orchow	Chairman of the Board	July 20, 2004	67
Michael G. Rasmussen	Nominee/Consulting Director	N/A	67
William V. Schara	Chief Executive Officer, President and Director	February 13, 2006	56
Stephen Vincent	Nominee/Consulting Director	N/A	64
Ted Sharp	Chief Financial Officer, Corporate Secretary and Treasurer	March 2006	56

The following is a description of the business background of the directors, director nominees and executive officers of Goldrich Mining Company:

Board of Directors

William Schara – Chief Executive Officer, President and Director

Mr. Schara has more than 27 years’ experience in finance and accounting with extensive experience in business start-ups, international business, and managing small public companies and mining company joint ventures. From March 14, 2007 to October 19, 2009, Mr. Schara served as Chairman of the Board. Mr. Schara spends fulltime on matters related to Goldrich. Mr. Schara was also appointed to our Audit Committee on February 13, 2006 and relinquished that position concurrent with his appointment as Chief Executive Officer. From October 2007 to September 2009, Mr. Schara served as President, Chief Executive Officer and Director of Nevoro, Inc., a Canadian company trading on the Toronto Stock Exchange. Beginning December 2004, he was employed as a management consultant for, and then from July 2005 to November 2007 as the Chief Financial officer of Minera Andes Inc., a Canadian development stage mining company listed on the Toronto Ventures Exchange and the OTCQB exchange that merged to become part of McEwen Mining. Mr. Schara previously worked for Yamana Gold Inc. and its predecessor companies from July 1995 to September 2003, the last four years of which were in the capacity of Vice President of Finance and Chief Financial Officer. Yamana Gold Inc. is a production stage Canadian public company trading on the Toronto Stock Exchange, the NYSE MKT and the London Alternative Investment Market Exchange. Since September 2004, Mr. Schara has served as a director of Marifil Mines Limited, an exploration stage Canadian public company traded on the Canadian Ventures Exchange. Since October 2003, Mr. Schara has been the owner and operator of BudgetMap, a financial planning system retailer company. Mr. Schara is a Certified Public Accountant, and has a Bachelor of Science Degree in Accounting from Marquette University.

For the following reasons the Board concluded that Mr. Schara should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement. Mr. Schara has significant experience in the planning, financing, and implementation of leading pure exploration companies to developing mines. He understands the technical, economic and social aspects of the Company’s projects and has contributed significantly to the advancement of these projects. He has a wide range of experience in the use of various types of financial instruments and raising finances. Through his experience with public companies and as a certified public accountant, he also has an excellent understanding of SEC regulations, public company disclosure and corporate governance.

The Company believes that the leadership skills and dynamic nature that Mr. Schara possesses make him an invaluable member of management. The Company believes his continued involvement in the execution of the Company's business plan will lead to increased shareholder value. Accordingly, the Company believes Mr. Schara should once again serve on the Board of Directors.

William Orchow –Chairman of the Board

Mr. Orchow has served as a director of Revett Minerals, Inc., a Canadian company trading on the Toronto Stock Exchange, from September 2003 to June 2009. Mr. Orchow also served as President and Chief Executive Officer of Revett Minerals from September 2003 to October 2008. Prior to working at Revett, Mr. Orchow took time off, from January 2003 to August 2003. From November 1994 to December 2002, Mr. Orchow was President and Chief Executive Officer of Kennecott Minerals Company, where he was responsible for the operation and business development of all of Kennecott Mineral’s mines with the exception of its Bingham Canyon mine. From June 1993 to October 1994, he was President and Chief Executive Officer of Kennecott Energy Company, the third largest producer of domestic coal in the United States, and prior to that was Vice President of Kennecott Utah Copper Corporation. Mr. Orchow has also held senior management and director positions with Kennecott Holdings Corporation, the parent corporation of the aforementioned Kennecott entities. Mr. Orchow has also been a director and member of the executive committee of the Gold Institute, a director of the National Mining Association,  a director of the National Coal Association, and a trustee and past president of the Northwest Mining Association. Mr. Orchow is currently a member and vice-chairman of the board of trustees of Westminster College in Salt Lake City. Mr. Orchow graduated from the College of Emporia in Emporia, Kansas with a B.S. in business.

For the following reasons the Board concluded that Mr. Orchow should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement.  Mr. Orchow has been with the Company for the past nine years and, given his leadership skills, enterprising nature and extensive experience in mining, the Company believes he would continue to be a valued member of the Board. His broad knowledge of the mining industry and his key role in the development and implementation of business strategies which have created shareholder value are important to the Company. Mr. Orchow has participated in the management of small to medium mining companies and the development of various mining projects and the Company believes this experience is important to the success of the Company's current business plan. Accordingly, the Company believes Mr. Orchow should once again serve on the Board of Directors.

David Atkinson – Director

Mr. Atkinson is currently managing FG Investments, a Global Investment Advisor focused on commodities located in the Republic of Mauritius. In April 1999, he co-founded Forza Partners, L.P. and currently serves as portfolio manager. Forza Partners, L.P. is a hedge fund focused on the precious metals sector. In April 1997, he co-founded and, until December 1999, managed Tsunami Partners, LP, a fund located in Fort Worth, Texas. Mr. Atkinson has been an affiliate of the Market Technicians Association (MTA) since March 1994 and received MTA accreditation as a Chartered Market Technician (CMT) in July 2001. Mr. Atkinson received a B.A. in Economics from the University of Texas at Austin.

For the following reasons the Board concluded that Mr. Atkinson should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement. Mr. Atkinson has an in-depth knowledge of international financial markets and the precious metals sector that the Company believes is valuable for the growth of the Company. His extensive experience in investing in the mining sector is important in guiding the Company’s investment decisions. He has been instrumental in helping the Company source finances in North America and Asia and the Company believes his experience will continue to benefit the success of the Company.  Accordingly, the Company believes Mr. Atkinson should once again serve on the Board of Directors.

Charles Bigelow – Director

Mr. Bigelow is an economic geologist and was President of WGM Inc, an Alaska minerals consulting and contracting firm from 1972 to 2005. Mr. Bigelow retired in June 2005 and remains retired. During his tenure he conceived, placed, and directed turnkey exploration programs for resource companies and syndicates ($250 million accountability). From 1962 to 1972, he managed the Kennecott Corporation's Alaska mineral programs. His projects culminated in the making of five of the six most notable metal mines to enter production in Alaska over the last 100 years (Greens Creek, Red Dog, Fort Knox, Pogo and Valdez Creek) with two (Arctic and Lik) in the development drilling phase. Mr. Bigelow discovered the Ambler District and Chandalar Copper Belt, which share the southern Brooks Range mineral belt with the Goldrich-held Chandalar Mining District. He earned a B.S. Degree in Geology at Washington State University and is past-President of the Alaska Chapter of the American Institute of Professional Geologists.

For the following reasons the Board concluded that Mr. Bigelow should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement. Mr. Bigelow’s vast and intimate knowledge of geology in Alaska and mineral exploration in general is essential for the Company to evaluate exploration and mining properties and to develop them. As president of a consulting and contracting firm that managed exploration projects which developed into some of the largest mines in Alaska, he also brings key management and entrepreneurial skills to the Board. The Company believes this experience is important to the success of the Company's current business plan. Accordingly, the Company believes Mr. Bigelow should once again serve on the Board of Directors.

Kenneth Eickerman – Director

Mr. Eickerman received a B.A. degree in Business Administration from Washington State University and is a Certified Public Accountant. Mr. Eickerman has served as Controller for Revett Minerals Inc., a Canadian mining company trading on the Toronto Stock Exchange, from April 2004 to December 2008, when Mr. Eickerman became its Chief Financial Officer. From January of 2004 to April of 2004, Mr. Eickerman was the Chief Financial Officer for Sullivan Homes, Inc., a privately owned construction/reality company in Spokane, WA that builds custom homes and develops commercial properties. From May 2002 to January 2004, Mr. Eickerman served as Vice President and Controller of Mustang Line Contractors, Inc., a company that builds electric transmission lines. From April 1999 to April 2002, Mr. Eickerman was the Controller and Treasurer for Apollo Gold, Inc., a production stage Canadian public company trading on the Toronto Ventures Exchange. Mr. Eickerman is Chairman of the Audit Committee and its designated Financial Expert.

For the following reasons the Board concluded that Mr. Eickerman should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement.  Mr. Eickerman is a certified public accountant and his understanding of accounting procedures and controls, coupled with his knowledge of the Company's projects and the associated financial requirements qualifies him to serve effectively as the Chairman of the Audit Committee and contribute to the financial management of the Company. From his experience as the Chief Financial Officer of junior mining and other companies, he has also developed entrepreneurial skills and insights that are essential for the Company’s growth. As the Company executes its business strategy focused on the development of the Company's current properties and develops new projects, we expect his contributions to financial planning and controls will be invaluable. Accordingly, the Company believes Mr. Eickerman should once again serve on the Board of Directors.

Garrick Mendham – Consulting Director/Director Nominee

Mr. Mendham brings over 25 years of mining experience in operations, technical work, and mining finance for both junior and large mining companies, including BHP, Rio Tinto, Lihir Gold, Bond Corporation, and Queensland Nickel. He is currently Vice President of Operations and Project Development for RH Mining Resources Ltd., a Hong Kong based mineral development company. He also previously worked as Director – Technical Services with Regent Pacific Group, a prominent Hong Kong investment group involved in mineral resources related corporate transactions and equity capital markets. Mr. Mendham is the Chairman of the Australasian Institute of Mining and Metallurgy Hong Kong branch. He received a Bachelor of Mine Engineering from the University of New South Wales, a Graduate Diploma in Finance from the Securities Institute of Australia, and holds Mine Manager Certificates in Australia for both New South Wales and Western Australia.

For the following reasons the Board concluded that Mr. Mendham should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement. Mr. Mendham brings a unique skill set that bridges exploration and geology, mining engineering, and mining finance. His extensive experience in evaluating exploration and mining projects is especially valuable to the Company as the Chandalar mine is now being developed. Mr. Mendham’s international experience also broadens the Company’s access to international technical expertise and financing opportunities. Accordingly, the Company believes Mr. Mendham should serve on the Board of Directors.

Michael G. Rasmussen – Consulting Director/Director Nominee

Dr. Rasmussen currently serves as the Vice President, Exploration for Mines Management, Inc. (NYSE-Market: MGN, TSX: MGT) and has also held senior roles at Echo Bay Mines and Kinross Gold Corp. (NYSE: KGC, TSX: K) and Endeavour Silver Corp. (NYSE: EXK, TSX: EDR). Dr. Rasmussen earned a PhD in Economic Geology from the University of Washington and a masters degree in geological sciences from Loma Linda University. Dr. Rasmussen is a member of the Society of Economic Geologists, Geological Society of America, Northwest Mining Association, and is licensed as a Professional Geologist by the Washington State Board of Geologists and the American Institute of Professional Geologists. Dr. Rasmussen has evaluated precious metals prospects and conducted exploration extensively throughout Mexico, Peru, British Columbia, and the western United States, and is credited with the discovery of the Emanuel Creek epithermal gold deposit for Echo Bay Mines.

For the following reasons the Board concluded that Dr. Rasmussen should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement.   Dr. Rasmussen brings a solid foundation and in-depth knowledge of geology and exploration. Dr. Rasmussen’s experience in numerous foreign projects allows him to contribute to bringing clarity and direction to the many challenges that arise in exploration. The Company expects Dr. Rasmussen’s continued participation will contribute to the effective development of the Company's core projects. Accordingly, the Company believes Dr. Rasmussen should serve on the Board of Directors.

Stephen Vincent – Consulting Director/Director Nominee

Mr. Vincent has over 30 years of experience as a finance specialist. Mr. Vincent has worked at SMV Enterprises, Inc. since February of 2013.  Previously he worked at Northland Securities from 2005 to February of 2013 providing investment bank services and developing a junior mining investment banking practice. He has also held a range of positions with various companies including Moore Juran and Co., Miller and Schroeder Financial, Allison Williams Company,  and Piper Jaffray. His roles have included metals distribution, debt instrument structuring, and private equity financing. Most recently Mr. Vincent has raised capital for companies developing the copper-nickel mining district of northeastern Minnesota. Mr. Vincent has completed strategic equity investments for Duluth Metals Ltd., Franconia Minerals and Encampment Minerals. Mr. Vincent also completed a private placement financing for Goldrich in 2010. Mr. Vincent received a Bachelor’s degree from Boston College.

For the following reasons the Board concluded that Mr. Vincent should serve as a director of the Company, in light of its business and structure, at the time it files this Proxy Statement.  Mr. Vincent has a wealth of experience in the commercial and investment banking aspects of the mining resource sector that the Company believes will help further develop the business and success of the Company.  Mr. Vincent’s experience and broad access to financing sources are important to ensuring the Company fulfills it ongoing management responsibility to be adequately financed. Mr. Vincent also has well-developed contract negotiation skills that the Company believes will contribute to its success. Accordingly, the Company believes Mr. Vincent should serve on the Board of Directors.

Executive Officers and Key Employees

Ted Sharp – Chief Financial Officer, Corporate Secretary and Treasurer

Mr. Sharp is a Certified Public Accountant, and has a Bachelor of Business Administration Degree in Accounting from Boise State University. Concurrent with his position with Goldrich, from July 2012 through the present, Mr. Sharp is a principal and serves part-time as Chief Financial Officer of US Calcium, a privately-held natural resource company. In the past, concurrent with his position with Goldrich, from May 2011 through January 2012, Mr. Sharp served part-time as Chief Financial Officer of Gryphon Gold Corporation, a natural resource company then trading on the OTCQB, and from September 2008 through November 2010, Mr. Sharp served part-time as Chief Executive Officer, President and Chief Financial Officer of Texada Ventures, Inc, a natural resource exploration company then trading on the OTCQB. Also concurrent with his position with Goldrich, from November of 2006 to June 2009, Mr. Sharp served part-time as Chief Financial Officer of Commodore Applied Technologies, Inc., an environmental solutions company then trading on the OTCQB. Since 2003, he has been President of Sharp Executive Associates, Inc., a privately-held accounting firm providing Chief Financial Officer services to clients. Prior to 2003, he worked for 14 years in positions of Chief Financial Officer, Managing Director of European Operations and Corporate Controller for Key Technology, Inc., a manufacturer of capital goods trading on NASDAQ. Mr. Sharp has more than 30 years of experience in treasury management, internal financial controls, SEC reporting and Corporate Governance.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including Directors, pursuant to which the officer was selected to serve as an officer.

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other Director, executive officer, or other key employees.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or which otherwise are required to file periodic reports under the Exchange Act).

Legal Proceedings

The Company is not aware of any material legal proceedings to which any director, officer or affiliate of the Company, or any owner of record or beneficially of more than five percent of common stock of the Company, or any associate of any director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The Company is not aware of any of its directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

Board of Directors Structure

Our current Articles of Incorporation require the Board to have five (5) but not more than fifteen (15) directors.  Our current bylaws set the maximum number of directors at five.  There are currently five (5) directors of the Board.  We also have three (3) consulting directors, who have been acting as de facto directors in an advisory capacity to the Board further to the election of eight (8) directors to our Board at our annual stockholders meeting in 2008.  The Bylaws Amendment, if approved, will rectify this inconsistency and the three (3) consulting directors will be become full directors of the Board.

Director Independence

Of our five current directors, we have three independent directors, as follows:

·	Charles G. Bigelow

·	Kenneth S. Eickerman

·	William Orchow

Additionally, our three consulting directors, Garrick Mendham, Michael Rasmussen and Stephen Vincent are independent.

An “independent” director is a director whom the Board has determined satisfies the definition for independence as set forth under Rule 5605(a)(2) of the NASDAQ listing rules.

Meetings of the Board and Board Member Attendance at Annual Meeting

During the fiscal year ending December 31, 2012, the Board held three (3) meetings of the Board.  None of the incumbent Directors attended fewer than 75% of the board meetings.

Board members are not required to attend the Annual Meeting.

Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Chief Financial Officer, Corporate Secretary and Treasurer, Ted Sharp, at Goldrich Mining Company, 2607 Southeast Blvd., Suite B211, Spokane, Washington 99223.  Our Corporate Secretary will forward communications directly to the appropriate Board member.  If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board.  Our Corporate Secretary will review all communications before forwarding them to the appropriate Board member.

Board Committees

Our Board has established three board committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

The information below sets out the current members of each of Goldrich Mining’s board committees and summarizes the functions of each of the committees in accordance with their mandates.

Audit Committee and Audit Committee Financial Experts

We have a standing Audit Committee and audit committee charter, which complies with Rule 10A-3 of the Exchange Act. Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is composed of two (2) directors each of whom, in the opinion of the Board, are independent (in accordance with Rule 10A-3 of the Exchange Act): Kenneth Eickerman (Chairman) and William Orchow. Mr. Eickerman satisfies the requirement of a “financial expert” as defined under Item 407(d)(5) of Regulation S-K.  During our fiscal year ended December 31, 2012, the members of our Audit Committee were:  Kenneth Eickerman, William Orchow and James Duff.  Mr. Duff retired as a Director on February 12, 2013.  Assuming the Bylaws Amendment is approved and Mr. Stephen Vincent is elected to the Board, Mr. Vincent will be appointed to the Audit Committee.

Our Audit Committee meets with our management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans.  Our Audit Committee reviews our significant financial risks, is involved in the appointment of senior financial executives and annually reviews our insurance coverage and any off-balance sheet transactions.

Our Audit Committee monitors our audit and the preparation of financial statements and all financial disclosure contained in our SEC filings. Our Audit Committee appoints our external auditors, monitors their qualifications and independence and determines the appropriate level of their remuneration. The external auditors report directly to the Audit Committee. Our Audit Committee has the authority to terminate our external auditors’ engagement and approve in advance any services to be provided by the external auditors that are not related to the audit.

During the fiscal year ended December 31, 2012, the Audit Committee met four (4) times. A copy of the Audit Committee charter is available on our website at www.goldrichmining.com.

Audit Committee Report

Our Audit Committee oversees our financial reporting process on behalf of the Board.  The Committee has three (3) members, each of whom is “independent” as determined under Rule 10A-3 of the Exchange Act and Rule 5605(a)(2) of the NASDAQ listing rules. The Committee operates under a written charter adopted by the Board.

The Audit Committee assists the Board by overseeing the (1) integrity of our financial reporting and internal control, (2) independence and performance of our independent auditors, (3) and provides an avenue of communication between management, the independent auditors and the Board.

In the course of providing its oversight responsibilities regarding the 2012 financial statements, the Committee reviewed the 2012 audited financial statements, which appear in the 2012 Annual Report to stockholders, with management and our independent auditors.  The Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Audit Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61, as superseded by Statement of Auditing Standard 114 – the Auditor’s Communication With Those Charged With Governance, as modified or supplemented.

The Audit Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present.  The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence, as may be modified or supplemented.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report to the SEC on Form 10-K for the year ended December 31, 2012.   The Committee and the Board have also recommended the selection of Decoria, Maichel & Teague P.S. as independent auditors for the Company for the fiscal year 2014.

U Submitted by the Audit Committee Members

–	Kenneth Eickerman (Chairman)
–	William Orchow

Compensation Committee

We have a Compensation Committee composed of two (2) directors, all of whom, in the opinion of our Board, are independent (under Rule 5605(a)(2) of the NASDAQ listing rules): Kenneth Eickerman and William Orchow. During our fiscal year ended December 31, 2012, the members of our Compensation Committee were:  Kenneth Eickerman, William Orchow and James Duff.  Mr. Duff retired as a Director on February 12, 2013.  Assuming the Bylaws Amendment is approved and Mr. Stephen Vincent is elected to the Board, Mr. Vincent will be appointed to the Compensation Committee. Our Compensation Committee does not have a charter.

The Compensation Committee receives and considers recommendations from the Chief Executive Officer for compensation for consultants, management and the Directors. Compensation matters regarding Mr. Schara and Mr. Sharp are recommended to the Board for their consideration.  The Compensation Committee is also is responsible for the administration of all awards made by the Board pursuant to our Plan. The Compensation Committee makes recommendations to the Board regarding administration of the Plan. The Board, however, administers the Plan. We do not use compensation consultants. The Compensation Committee did not meet during our fiscal year ended December 31, 2012.

Corporate Governance and Nominating Committee

During our fiscal year ended December 31, 2012, our Corporate Governance and Nominating Committee consisted of William Orchow, William Schara and Richard Walters; our Corporate Governance and Nominating Committee adopted a charter at a meeting held May 7, 2007. The charter does not include a policy with regard to consideration of director candidates recommended by shareholders. Our Corporate Governance and Nominating Committee believes that it is in a better position than the average shareholder to locate and select qualified candidates for the Board, as we are a small gold exploration company that requires its directors to have knowledge regarding the risks and opportunities in the gold mining industry. The Committee did not hold any meetings during our fiscal year ended December 31, 2012. The current members of the Corporate Governance and Nominating Committee are as follows: William Orchow, David Atkinson and William Schara. A copy of the Corporate Governance and Nominating Committee charter is available on our website at www.goldrichmining.com.

We do not have a formal policy regarding diversity in the selection of nominees for directors.  The Corporate Governance and Nominating Committee does, however, consider diversity as part of its overall selection strategy.  In considering diversity of the Board as a criteria for selecting nominees, the Corporate Governance and Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Corporate Governance and Nominating Committee seeks persons with leadership experience in a variety of contexts. The Corporate Governance and Nominating Committee believes that this conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance and Nominating Committee will assess the effectiveness of this approach as part of its annual review of its charter.

Board Leadership Structure

The Board has reviewed our current Board leadership structure in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, our stockholder base, our peer group and other relevant factors.  Considering these factors we have determined to have a separate Chief Executive Officer and Chairman of the Board.  We have determined that this structure is currently the most appropriate Board leadership structure for us.  The Board noted the following factors in reaching its determination:

•	The Board acts efficiently and effectively under its current structure.
•	This structure eliminates the potential for confusion and duplication of efforts, including among employees.
•	Companies within our peer group utilize similar Board structures.

We do not have a lead independent director.  Given the size of the Board, the Board believes that the presence of six independent directors out of the eight directors on the Board, with independent directors sitting on the Board’s committees, is sufficient independent oversight of the Executive Chairman.  The independent directors work well together in the current board structure and the Board does not believe that selecting a lead independent director would add significant benefits to the Board oversight role.

The Board of Director’s Role in Risk Management Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company. Risk oversight begins with the Board and the Audit Committee. The Audit Committee consists of Kenneth Eickerman (Chairman) and William Orchow, each an independent director.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

At the management level, an internal audit provides reliable and timely information to the Board and management regarding our effectiveness in identifying and appropriately controlling risks. Annually, management presents to the Audit Committee a report summarizing the review of our methods for identifying and managing risks.

Additionally, our Corporate Governance and Nominating Committee reviews the risks related to succession planning and the independence of the Board.  The Compensation Committee reviews the risks related to our various compensation plans.

In the event that a committee is allocated responsibility for examining and analyzing a specific risk, such committee reports on the relevant risk exposure during its regular reports to the entire Board to facilitate proper risk oversight by the entire Board.

Based on a review of the nature of operations, we do not believe that any areas of the Company are incented to take excessive risks that would likely have a material adverse effect on our operations.

EXECUTIVE COMPENSATION

Executive Compensation Agreements and Summary of Executive Compensation

William V. Schara, Principal Executive Officer:

We entered into an employment arrangement with William V. Schara on October 19, 2009 in conjunction with his appointment as our Chief Executive Officer. Mr. Schara is a Certified Public Accountant, and has a Bachelor of Science Degree in Accounting from Marquette University. His annual salary was fixed at $180,000 and 750,000 options to purchase our common stock were issued to him, with 250,000 vesting immediately, 250,000 vesting on October 19, 2010 and 250,000 vesting on October 19, 2011. Mr. Schara has a three-year employment contract that is renewed and reviewed on an annual basis by the Board for appropriate changes in salary, benefits or other employment matters. Mr. Schara voluntarily elected to defer 100% of his salary until such time as the Company had sufficient cash to pay it and did not receive a salary until November 2010. At December 31, 2010, a total of $171,290 of deferred salary had been accrued and included in payable to related parties. All deferred salary payable at December 31, 2010 was paid in May 2011. At December 31, 2012 a total of $56,500 of deferred salary has been accrued and included in payable to related parties. Additionally, Mr. Schara paid corporate expenses during 2012 totaling $21,000 with his personal credit card, constituting interest-bearing loans to the Company.

Ted R. Sharp, Principal Financial Officer:

We entered into a written Independent Contractor Agreement, effective March 1, 2006, with Sharp Executive Associates, Inc. and the owner of that firm, Ted R. Sharp CPA, for Mr. Sharp to act as a Management Consultant to serve as Secretary, Treasurer and Chief Financial Officer and to provide through his extended staff and firm all services typical of an accounting department for a small company. Mr. Sharp is a Certified Public Accountant and his firm is an independent contractor, with business management and consulting interests with other companies that are independent of the consulting agreement he currently has in place with the Company. The term of the original Agreement was through December 31, 2006, and paid Mr. Sharp $7,500 per month as consideration for the performance of services. On January 18, 2007, the Board extended Mr. Sharp’s Agreement for one year and increased the fee to $8,250 per month. On February 15, 2008, the Board extended Mr. Sharp’s Agreement for one year, retroactive to January 1, 2008, and increased the fee to $9,075 per month, with opportunity to review and modify the fee on a quarterly basis due to potential wide variability in the ongoing activities of the Company. On January 7, 2009, the Board extended Mr. Sharp’s Agreement for one year, retroactive to January 1, 2009, removing the monthly fee and adding terms that would allow Mr. Sharp to bill the activities performed by members of his firm at hourly rates. This was done to recognize the expectation of reduced financial activities due to the limited cash resources of the Company and resulting reduced exploration activities. In February 2010, Mr. Sharp verbally agreed to continue to perform services for the Company under the terms of the 2009 contract until we were successful in securing financing in 2010. When the ability to pay under a renewed agreement is assured, the terms of the contract will be reviewed and renewed. Either party may terminate the Agreement upon 15 days written notice. Mr. Sharp also will be reimbursed for reasonable expenses previously approved by us. Mr. Sharp is not an employee and serves on a part time basis. As of December 31, 2010, Mr. Sharp had not been paid for $69,041 of services provided by his firm. All accrued compensation payable at December 31, 2010 was paid in May 2011. At December 31, 2012 a total of $14,405 has been accrued and included in payable to related parties.

Executive Compensation and Related Information

Summary Compensation Table

A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officer and the other named executives for the most recent year is as follows:

Summary Compensation Table
Name(1) and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All other Comp.	Total
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)
William V. Schara	2012	180,000	-	-	-	-	180,000
Principal Executive Officer	2011	180,000	-	-	-	-	180,000
Ted R. Sharp(2)	2012	57,944	-	-	-	-	57,944
Principal Financial Officer	2011	107,580	-	-	-	-	107,580
Donald G. Strachan(3)	2012	-	-	-	(37,480)	3,440	(34,040)
Operations Manager	2011	-	-	-	56,220	105,000	161,220

(1)           No other executive or person earned more than $100,000 for the year. Columns for certain forms of compensation have been omitted from the table because no compensation was paid for those forms of compensation during the period reported.
(2)           Fees were paid to Mr. Sharp’s consulting firm, Sharp Executive Associates, Inc., and include compensation for all staff members for all functions performed for the Company during 2011 and 2012.
(3)           Mr. Strachan’s Option Awards for 2011 represent the grant date fair value of options of $56,220 to purchase 300,000 common shares, computed in accordance with ASC 718. Of this amount, $33,308 was recognized as compensation expense in 2011 with $22,708 to be recognized in 2012 and $204 to be recognized in 2013. During 2012, Mr. Strachan’s contract was terminated, resulting in an adjustment in the amount of compensation expense for his unvested and forfeited options.

Material factors necessary to an understanding of the compensation in this table are set forth in the description of the compensation agreements. No performance targets or grants were modified or waived during our fiscal year ended December 31, 2012.

Outstanding Equity Awards at Fiscal Year-end (2012)
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William V. Schara Principal Executive Officer	750,000 50,000	0 0	0 0	$0.405 $0.65	Oct 19, 2014 Mar 29, 2016	0 0	0 0	0 0	0 0
Ted R. Sharp Principal Financial Officer	50,000	0	0	$0.40	Mar 1, 2016	0	0	0	0

Retirement, Resignation or Termination Plans

With the exception of the following, we sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.

The employment plan for Mr. Schara includes a two-year severance provision (or a three-year provision under a change in control), wherein the Company would be required to pay him a lump-sum severance equal of two years (or three years under a change of control) of his annual salary at termination due to reasons other than termination for cause.

Director Compensation

The Directors receive $500 for each board meeting and $300 for each committee meeting. Any officer who is also a board member does not receive fees for service on the board.

Stock Awards and Option Awards were made under our Plan. The fair values were computed in accordance with ASC 718. The grant, vesting and forfeiture information and assumptions made in valuation may be found in Note 9 to our consolidated financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K. Grants to officers and directors under the Plan are made as partial compensation for services rendered as well as to retain qualified persons in those positions and provide incentive for involvement and performance. There were no option awards to any officer or director during our fiscal year ended December 31, 2012.

Director Compensation (2012)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
David S. Atkinson(3)	1,000	0	0	0	0	0	1,000

Charles G. Bigelow(4)	1,500	0	0	0	0	0	1,500

James K. Duff(5)	2,400	0	0	0	0	0	2,400

Kenneth S. Eickerman(6)	2,700	0	0	0	0	0	2,700

William Orchow(7)	2,700	0	0	0	0	0	2,700

Richard Walters(8)	1,500	0	0	0	0	0	1,500

(1)	The Directors receive $500 for each board meeting and $300 for each committee meeting.
(2)	Stock Awards and Option Awards, when made, are made under our 2008 Equity Incentive Plan. The fair values were computed in accordance with ASC 718.
(3)	Mr. Atkinson holds no options to purchase shares of common stock.
(4)	Mr. Bigelow holds options to purchase a total of 355,000 shares of common stock, all of which are vested.
(5)	Mr. Duff holds options to purchase a total of 355,000 shares of common stock, all of which are vested. Mr. Duff retired from the Board on February 12, 2013.
(6)	Mr. Eickerman holds options to purchase a total of 275,000 shares of common stock, all of which are vested.
(7)	Mr. Orchow holds options to purchase a total of 300,000 shares of common stock, all of which are vested.
(8)	Mr. Walters holds options to purchase a total of 400,000 shares of common stock, all of which are vested. Mr. Walters retired from the Board on April 15, 2013.

OTHER GOVERNANCE MATTERS

Compensation Interlocks and Insider Participation

There were no compensation committee or board interlocks among the members of our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who beneficially own more than 10% of our common stock (“10% Stockholders”), to file reports of ownership and changes in ownership with the SEC. Such officers, directors and 10% Stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended September 30, 2012 all filing requirements applicable to our officers, directors and greater-than-10%-beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS

The following tables set forth information as of September 30, 2013, regarding the beneficial ownership of our common stock by:

–	each named executive officer, each director and all of our directors and executive officers as a group; and
–	each person who is known by us to own more than 5% of our shares of common stock

Title of Class	Name of Beneficial Owner	Address	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Directors and Named Executive Officers
Common Stock	William Orchow, Chairman and Director	67 P Street Salt Lake City, UT 84103	503,333	(3)(5)	*
Common Stock	Charles G. Bigelow, Director	11562 Discovery Heights Ct Anchorage, AK 99515	470,000	(2)(3) (4)	*
Common Stock	Kenneth S. Eickerman, Director	6717 S. Mayflower Rd. Spokane, WA 99224	320,833	(5)	*
Common Stock	David S. Atkinson, Director	3466 NW Bryce Canyon Lane Bend, OR 97701	8,126,953	(9)	8.41%
Common Stock	William V. Schara, Chief Executive Officer and Director	3221 S. Rebecca Spokane, WA 99223	2,190,833	(8)	2.28%
Common Stock	Michael James, Principal of Joint Venture Partner	1634 West 13th Street Anchorage, AK 99501	2,664,864	(13)	2.79%
Common Stock	Ted R. Sharp, Secretary, Treasurer and Chief Financial Officer	714 Whisperwood Ct. Nampa, ID 83686	598,182	(7)	*
Common Stock	All current executive officers and directors as a group		12,854,165	(6)	13.44%

5% or greater shareholders

Common Stock	Forza Partners, L.P.	1574 NW Crossing Dr., Suite 205 Bend, OR 97708	8,126,953	(9)	8.41%
Common Stock	Nicholas Gallagher	5 Churchfields The K Club, Straffan Kildare, Ireland	8,891,663	(10)	9.11%
Common Stock	Regent Pacific Group Ltd	Suite 1001, Henley Building 5 Queen’s Road Central Hong Kong	31,592,714	(11)	28.22%
*Less than 1%.

(1)
This table is based upon information supplied by officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 95,656,719 shares outstanding on September 30 2013, adjusted on a partially diluted basis for each shareholder as required by rules promulgated by the SEC.

(2)	Includes 5,000 shares of common stock acquirable upon exercise of vested options exercisable before March 3, 2014.
(3)	Includes 50,000 shares of common stock acquirable upon exercise of vested options exercisable before December 31, 2014.
(4)	Includes 300,000 shares of common stock acquirable upon exercise of vested options exercisable before August 27, 2018.
(5)	Includes 250,000 shares of common stock acquirable upon exercise of vested options exercisable before August 27, 2018.
(6)	Includes shares of common stock acquirable upon exercise of vested options exercisable described in footnotes (2) through (5), (8), (9) and (12) through (14).
(7)
Includes 50,000 shares of common stock acquirable upon exercise of options exercisable before May 1, 2016, 80,000 shares of common stock acquirable upon exercise of Class H Warrants and 80,000 shares of common stock acquirable upon exercise of Class I Warrants. Both classes of warrants are exercisable before May 27, 2016.

(8)
Includes 50,000 shares of common stock acquirable upon exercise of vested options exercisable before March 29, 2016 and 750,000 vested shares of common stock acquirable upon exercise of vested options exercisable before October 19, 2019. Also includes 255,000 shares of common stock acquirable upon exercise of Class H Warrants and 255,000 shares of common stock acquirable upon exercise of Class I Warrants. Both classes of warrants are exercisable before May 27, 2016.

(9)
Mr. Atkinson is general partner and holds positions as director and general manager of Forza Partners, L.P. and Forza Partners II, L.P., which combined are greater than 5% shareholders. Mr. Atkinson is the sole investment decision maker for Forza Partners, L.P. and Forza Partners II, L.P. The shares total includes 320,833 shares of common stock held personally by Mr. Atkinson, 5,754,916 held for the account of Forza Partners II, and 1,253,484 held for the account of Forza Partners L.P. Mr. Atkinson is also a director to the Company. Also includes 100,018 shares of common stock acquirable upon exercise of Class E warrants, 463,234 shares of common stock acquirable upon exercise of Class I warrants, 463,234 shares of common stock acquirable upon exercise of Class J warrants. All warrants are exercisable before July 29, 2016. Because of Mr. Atkinson’s position as director and as general manager of Forza Partners, L.P. and Forza Partners II, L.P., which combined are greater than 5% shareholders, the shares beneficially owned by Mr. Atkinson are listed twice in the table.

(10)
Includes 3,600,000 shares of common stock, held personally by Nicholas Gallagher and 500,000 shares of common stock, 1,791,663 shares of common stock, 900,000 shares of common stock acquirable upon conversion of 150,000 shares of Series A Preferred stock, and 100,000 shares of common stock acquirable upon exercise of Class E Warrants, which are exercisable before June 3, 2012, all held for the account of NGB Nominees Limited. All warrants, preferred stock and notes payable in gold are exercisable and convertible within 60 days of the date of this report.

(11)
Includes 15,281,427 shares of common stock, 2,702,023 shares of common stock acquirable upon exercise of Class H Warrants, 8,155,643 shares of common stock acquirable upon exercise of Class I Warrants and 5,453,621 shares of common stock acquirable upon exercise of Class J Warrants. Class H warrants are exercisable before May 27, 2016. Class I and J warrants are exercisable before November 23, 2016.

(12)	Includes 50,000 shares of common stock acquirable upon exercise of vested options exercisable before August 12, 2023.
(13)	Includes 300,000 shares of common stock acquirable upon exercise of vested options exercisable before May 2, 2017.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.  We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 2009, we employed one of our existing directors, Mr. Schara, to serve as our President and Chief Executive Officer.  In connection with Mr. Schara’s employment, the Company issued 750,000 options as described in Note 9 to our consolidated financial statements contained in Item 8 of our 2012 Annual Report. Subsequent to 2012, those options were canceled and reissued under the same terms, except the life of the new options is now 6 years and 8 months, effectively resulting in a total option life of 10 years, similar to the lives of options granted to other officers and directors. In 2012, similar to 2010, our Chief Executive Officer voluntarily elected to defer a portion of his salary until we are successful in securing financing sufficient to fund future operations.  At December 31, 2012 a total of $56,500 of deferred salary has been accrued and included in payable to related parties. Additionally, Mr. Schara paid corporate expenses during 2012 totaling $21,000 with his personal credit card, constituting interest-bearing loans to the Company.

At December 31, 2012, $14,405 has been accrued for fees due to Mr. Sharp, the Company’s Chief Financial Officer for services performed in 2012.

A total of $40,700 has been accrued for directors and related party consultants, of which $11,800 was accrued during the year ended December 31, 2012.

Policy for Review of Related Party Transactions

The Company has a policy for the review of transactions with related persons as set forth in the Company’s Audit Committee Charter and internal practices.  The policy requires review, approval or ratification of all transactions in which the Company is a participant and in which any of the Company's directors, executive officers, significant shareholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy - including employment of executive officers, director compensation (in general, where such transactions are required to be reported in the Company's proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds.  All related party transactions must be reported for review by the Audit Committee of the Board of Directors pursuant to the Audit Committee’s charter.  Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its shareholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person's interest in the transaction.  If a related party transaction is to be ongoing, the Audit Committee may establish guidelines for the Company's management to follow in its ongoing dealings with the related person.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

PROPOSAL 2 — ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules.

Our goal for our executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for our success, and thereby increase stockholder value.  We believe that our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our stockholders.  Please see the section “Executive Compensation” and the related compensation tables above for additional details about our executive compensation programs, including information about the fiscal 2012 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Goldrich Mining Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the our Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

This say-on-pay vote is advisory, and therefore, is not binding on us, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider the results of the vote in future compensation deliberations.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter.  This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal Two if you want your broker to vote your shares on the matter.

The Board recommends that the stockholders vote FOR the resolution approving the compensation of our named executive officers as disclosed in this proxy statement. All proxies executed and returned without an indication of how shares should be voted will be voted FOR the resolution.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION FREQUENCY PROPOSAL

Under the Dodd-Frank Act, public companies are generally required to include in their proxy solicitations at least once every six years an advisory vote on whether an advisory vote on executive compensation (such as the say-on-pay proposal that is included in Proposal Two) should occur every one, two or three years.  It is management’s belief, and the Board’s recommendation, that this advisory vote should occur every three years.

We believe we have effective executive compensation practices, as described in more detail elsewhere in this proxy statement.  The Board believes that providing our stockholders with an advisory vote on executive compensation every three years will encourage a long-term approach to evaluating our executive compensation policies and practices, consistent with the Compensation Committee’s long-term philosophy on executive compensation.  In contrast, focusing on executive compensation over an annual or biennial period would focus on short-term results rather than long-term value creation, which is inconsistent with our compensation philosophy, and could be detrimental to us, our employees and our financial results.

Moreover, the Board does not believe that a short review cycle will allow for a meaningful evaluation of our performance against its compensation practices, as any adjustment in pay practices would take time to implement and be reflected in the Company’s financial performance and in the price of our stock.  As a result, an advisory vote on executive compensation more frequently than every three years would not, in our judgment, allow stockholders to compare executive compensation to our performance.

Lastly, we believe that conducting an advisory vote on executive compensation every three years would allow us adequate time to compile meaningful input from stockholders on our pay practices and respond appropriately.  This would be more difficult to do on an annual or biennial basis, and we believe that both we and our stockholders would benefit from having more time for a thoughtful and constructive analysis and review of our compensation policy.

For the above reasons, the Board recommends that stockholders vote to hold an advisory vote on executive compensation every three years.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or you may abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every three years, two years, or one year, that receives the highest number of votes cast for this resolution will be determined to be the stockholders’ preferred frequency with which Goldrich Mining Company is to hold a stockholder advisory vote regarding the executive compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules.”

The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders.  However, because the vote on this Proposal Three is only advisory in nature and is not binding on the Board or us, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on the compensation of our named executive officers more or less frequently than the option approved by our stockholders.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter.  This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal Three if you want your broker to vote your shares on the matter.

The Board recommends that our stockholders vote to hold an advisory vote on the compensation of our named executive officers every three years. All proxies executed and returned without an indication of how shares should be voted will be voted to hold an advisory vote on the compensation of our named executive officers every three years.

PROPOSAL 4 – STOCK OPTION PLAN AMENDMENT

Background

Our stockholders previously approved the Plan, at our annual meeting on May 5, 2008.  The Plan provides us with the ability to grant share-based incentive awards to employees, directors and consultants.  As of October [●], 2013, there were 5,400,000 shares of our common stock authorized for issuance under the Plan.  Our Board has approved, and is asking our stockholders to approve, an amendment to the Plan to increase the number of shares of our common stock authorized for issuance under the Plan to 9,550,672 shares of common stock, an amount that represents 10% of the issued and outstanding shares of our common stock, an increase of 4,150,672 shares of common stock.

No changes are being made to the Plan other than the amendment to increase the number of shares of our common stock authorized for issuance under the Plan to 9,550,672 shares of our common stock.

Plan Summary

The Plan is summarized below.  This summary is of the material terms of the Plan and is qualified in its entirety by reference to the text of the Plan which is attached to this Proxy Statement as Appendix B.  We encourage you to read the actual text of the Plan and the amendment in their entirety.

Administration

The Board administers the Plan.  The Board has authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan.  In addition, the Board has the authority to interpret the Plan and the awards granted under the Plan, and establish rules and regulations for the Administration of the Plan. The Compensation Committee of the Board shall make recommendations to the Board regarding the administration of the Plan.

Eligible Participants

All Employees, Directors and Consultants of the Company are eligible to participate in the Current Plan and the Plan.

Shares Available for Awards

The aggregate number of shares of the Company's common stock that may be issued as awards under the Plan is 5,400,000 shares of our common stock.  If this Proposal is approved by our stockholders, then the Plan will authorize the issuance of up to 9,550,672 of our issued and outstanding common stock as awards under the Plan. Certain types of mergers, acquisitions and other reorganizations in the future could require additional shares to be reserved and set aside by the Company.  The Board may request the Company to adjust the aggregate number of shares reserved for issuance under the Plan if a stock dividend is declared or other type of distribution occurs, including a stock split, merger, extraordinary dividend, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan.

If any shares of common stock related to an award granted under the Current Plan or the Plan are forfeited or become unexercisable, or if any award terminates without the delivery of any shares, the shares of common stock previously set aside for such awards will be available for future awards under the Plan.

Stock Options and Stock Appreciation Rights

The Board may award stock options in the form of nonqualified stock options or incentive stock options with a maximum term of ten (10) years. Moreover, the Board may award stock appreciation rights.  The Board will establish the vesting schedule for stock options and the method of payment of the exercise price, which may include cash, installment payments or shares.  The Board will establish the manner and timing under which restrictions may lapse. The exercise price for any option and the base price for any stock appreciation right will not be less than the fair market value of the underlying shares on the date of the grant.

Restricted Stock and Restricted Stock Units

The Board may award restricted stock and restricted stock units and establish the applicable restrictions, including any limitation on voting rights or the receipt of dividends.  The Board may decide to include dividends or dividend equivalents as part of an award of restricted stock or restricted stock units and may accrue dividends, with or without interest, until the award is paid.  The Board will establish the manner and timing under which restrictions may lapse.

Expiration, Termination or Forfeiture of Awards

Unless otherwise provided in the applicable award agreement or any severance agreement, vested awards granted under the Plan will expire, terminate, or otherwise be forfeited as follows:

·	Ninety (90) days after the date of termination of a Participant's Continuous Status (as defined in the Plan) as a Participant (as defined in the Plan), other than in the circumstances described below;

·	Immediately upon termination of a Participant's Continuous Status as a Participant for cause as defined in a Company subplan or Award Agreement (as defined in the Plan);

·	Twelve (12) months after the date on which a Participant ceased performing services as a result of his or her Disability (as defined in the Plan); and

·	Twelve (12) months after the death of a Participant who was a Participant whose Continuous Status as a Participant terminated as a result of their death.

Amendment and Termination

The Board generally may amend or terminate the Plan as it determines to be advisable.  Shareholder approval will not be required in order to amend or terminate the Plan unless otherwise required by the Internal Revenue Code, the Securities and Exchange Commission or any listing requirement of any stock exchange.  No amendment may be made without shareholder approval if such amendment would increase the aggregate number of shares which may be issued under the Plan.  The Board may amend the Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Board to be inconsistent with the purposes of the Plan.

Transferability of Awards

Unless otherwise provided by the Board, an Award (as defined in the Plan) issued under the Plan may only be transferred by will or the laws of descent and distribution.  The Board may permit further transferability pursuant to such conditions and limitations as it may impose.

Change in Control

With respect to an Award granted under the Plan, if the Company incurs a Change in Control event, including a merger or consolidation in which the Company is not the continuing or surviving corporation or a sale of all or substantially all of its assets, then the surviving company may assume the outstanding awards of the Plan or substitute similar awards for the outstanding awards of the Plan. If such awards are not assumed or substituted, any Award granted under the Plan will be, at the discretion of the Board, either (i) accelerated so that they are exercisable on a date prior to the Change in Control event, (ii) required to be surrendered and canceled with a payment being made to the Participant equal to the Change in Control Value or (iii) adjusted to reflect the Change in Control, including the right to make no adjustment whatsoever.

EQUITY COMPENSATION PLANS

The following summary information is presented as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	3,570,000	$0.28	1,780,000
Equity compensation plans not approved by security holders	0	0	0
Total	3,570,000	$0.28	1,780,000

The Board recommends that our stockholders vote FOR the approval of the Stock Option Plan Amendment. All proxies executed and returned without an indication of how shares should be voted will be voted FOR the Stock Option Plan Amendment.

PROPOSAL 5 — BYLAWS AMENDMENT

Background

We are asking you to adopt and approve an amendment to Article III, Section 1 of our bylaws to increase the maximum size of our Board from five directors to eight directors and to permit the Board to set the number of directors on the Board in the future by resolution of the Board, within the limits set forth in the Articles of Incorporation.  Our Articles of Incorporation currently require the Board to have at least five directors but no more than fifteen directors. Our bylaws currently set the size of our Board at five directors. Therefore, technically, there are currently only five directors on the Board pursuant to our current bylaws.

However, at our annual meeting of stockholders in 2008, the stockholders elected eight directors to the Board and the Company has been operating with eight de facto directors since that election by the stockholders, despite the number of directors set forth in our current bylaws. The Bylaws Amendment addresses this inconsistency by amending the bylaws to increase the current Board from five to eight directors and to permit the Board to set the number of directors in the future by resolution of the Board, within the limits set forth in the Articles of Incorporation.

Why are stockholders being asked to amend the bylaws?

While the Company’s Articles of Incorporation and Bylaws contemplate that the Board can amend Company’s bylaws by resolution of the Board, Alaska Statutes 10.06.230 provides, in part, that after the issuance of shares, a bylaw specifying or changing a fixed number of directors, or the maximum or minimum number of directors or changing from a fixed to a variable board must be adopted by approval of a majority of the outstanding shares entitled to vote.

Our Articles of Incorporation currently only set a range of directors (5-15) and do not set a specific number of directors or provide for the Board to set the number of directors by resolution. Therefore, the determination of the size of the Board falls to the bylaws.  Our current bylaws set the number of directors to five (5) and do not provide for this number to be changed by resolution of the Board.  Therefore, under Alaska Statutes 10.06.230, the proposed amendment to increase the Board size to 8 directors with the future size of the Board to be determined by resolution of the Board requires the approval of a majority of the outstanding shares entitled to vote.

Proposed Amendment

Article III, Section 1 of our bylaws currently reads:

Section 1. The number of directors shall be five. Directors need not be residents of the State of Alaska nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors elected at the first meeting of shareholders shall hold office until the first annual meeting of shareholders.

Assuming the approval of the Bylaws Amendment, Article III, Section 1 of our bylaws will be amended to read as follows:

Section 1. The number of directors shall be ~~five~~ eight, provided however, that the board of directors shall have the power to set the number of directors within the limits of the Articles of Incorporation by a resolution of the board of directors. Directors need not be residents of the State of Alaska nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors elected at the first meeting of shareholders shall hold office until the first annual meeting of shareholders.

What happens if the Bylaws Amendment is not approved?

If the Bylaws Amendment is not approved, the maximum size of our Board will remain five directors and only five of the eight director nominees will be elected to the Board.  The remaining three director nominees will be consulting directors who will not have the authority of an acting director, but who will act in an advisory capacity.

The Board recommends that our stockholders vote FOR the approval of the Bylaws Amendment. All proxies executed and returned without an indication of how shares should be voted will be voted FOR the Bylaws Amendment.

PROPOSAL 6 — ARTICLES AMENDMENT

Background

The Board has approved, subject to stockholders’ approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares, par value $0.10 per share, to 250,000,000 shares, par value $0.10 per share.  In addition, the Board approved other amendments to our Articles of Incorporation to better reflect corporate governance and business practices since our incorporation in 1959.   A copy of the proposed amended and restated Articles of Incorporation is attached hereto as Appendix C.

Increase Authorized Capital Amendment

Our Articles of Incorporation currently authorize us to issue a maximum of 200,000,000 shares, par value $0.10 per share. As of October 16, 2013, we had 95,656,719 shares of common stock issued and outstanding and outstanding options to purchase 3,315,000 shares of common stock at a weighted average price of $0.29, warrants to acquire 33,849,630 shares of common stock at a weighted average price of $0.36 and preferred shares convertible into 1,050,000 shares of common stock.

The Board believes that the increase in authorized shares of common stock will provide us with greater flexibility with respect to our capital structure for various purposes including equity financings, strategic relationships and stock based acquisitions.

Modernization Amendments

Except for increases in authorized capital, name changes and ministerial and other minor amendments, our Articles of Incorporation have, for the most part, remained substantively the same since our incorporation in 1959. Since that time, there have been numerous changes in Alaska corporate law and federal securities law that have increased flexibility for corporations in corporate governance matters and other matters that the Board believes to be in our best interest.  Under our existing Articles of Incorporation, we have not taken advantage of certain of these changes and the Board believes it to be in the Company's best interest to amend its Articles of Incorporation to take advantage of subsequent changes in the evolving corporate governance landscape.

Vote Requirements

The Articles Amendment will be approved if two-thirds of the outstanding shares entitled to vote at the Annual Meeting votes FOR the proposal.  Further, under the Alaska Corporations Code because the Articles Amendment contains amendments to our Articles of Incorporation to increase the number of authorized shares of common stock and eliminate preemptive rights for the common stock, our shares of common stock must approve the Articles Amendment by voting as a separate class from the Preferred Shares. Therefore, an affirmative vote of two-thirds of the Company’s issued and outstanding common stock is also required to approve the Articles Amendment.

Changes to Articles of Incorporation

Set forth below is a table summarizing the differences in our existing Articles of Incorporation and the proposed amended and restated Articles of Incorporation.

Provision	Existing Articles of Incorporation	Proposed Articles of Incorporation	Impact on Stockholders
Name	Goldrich Mining Company	Goldrich Mining Company	No change

Duration	Perpetual	Perpetual	No change

Corporate Purpose
(a) To acquire by appropriation, discovery, location, lease, license, grant, bond, option, devise, purchase agreement or otherwise and to hold, own, possess, enjoy, develop, mine, work, operate and exploit copper, silver, gold, and other mineral lode or placer mines or deposits, tunnels, mining and tunneling property, and any right, title and interest therein and also such lands, mills, mill sites, tunnel sites, buildings, constructions, plants, appliances, equipment, fixtures, machinery, discoveries, improvements, dumps and dump rights, ditches, flumes, pipes and pipe lines, reservoirs, water, ditch and reservoir rights or priorities, railways, tramways, rights of way, easements, appurtenances, privileges, franchises and other property or property rights, real or personal, as may be deemed by the directors for the time being of said corporation to be necessary or desirable for the practical working development, mining, exploitation or enjoyment of all or any of the corporation’s properties acquired.

(a) To acquire by appropriation, discovery, location, lease, license, grant, bond, option, devise, purchase agreement or otherwise and to hold, own, possess, enjoy, develop, mine, work, operate and exploit copper, silver, gold, and other mineral lode or placer mines or deposits, tunnels, mining and tunneling property, and any right, title and interest therein and also such lands, mills, mill sites, tunnel sites, buildings, constructions, plants, appliances, equipment, fixtures, machinery, discoveries, improvements, dumps and dump rights, ditches, flumes, pipes and pipe lines, reservoirs, water, ditch and reservoir rights or priorities, railways, tramways, rights of way, easements, appurtenances, privileges, franchises and other property or property rights, real or personal, as may be deemed by the directors for the time being of said corporation to be necessary or desirable for the practical working development, mining, exploitation or enjoyment of all or any of the corporation’s properties acquired.
The Company’s corporate purpose has been expanded to include any or all lawful business for which corporations may be incorporated under the Alaska Corporations Code. No change to subsection (a)

(b) To purchase, construct, lease or otherwise acquire, operate, maintain and repair milling, concentration, reducing, smelting and refining works for the treatment, reduction, smelting or refining, for hire or otherwise, of metalliferous or other ores, and the extraction or concentration of the metals contained therein

(b) To purchase, construct, lease or otherwise acquire, operate, maintain and repair milling, concentration, reducing, smelting and refining works for the treatment, reduction, smelting or refining, for hire or otherwise, of metalliferous or other ores, and the extraction or concentration of the metals contained therein.
No change to subsection (b)

(c) To purchase, erect, lease or otherwise acquire, maintain and operate buildings, machinery, constructions, works and plants for the sampling and treatment of metalliferous or other ores; and to buy, reduce, smelt, mill, sell and generally deal in all kinds of ores, concentrates, tailings, mill or smelter products, bullion, metals and minerals, either on its own account or on commission or otherwise for other persons or corporations.

(c) To purchase, erect, lease or otherwise acquire, maintain and operate buildings, machinery, constructions, works and plants for the sampling and treatment of metalliferous or other ores; and to buy, reduce, smelt, mill, sell and generally deal in all kinds of ores, concentrates, tailings, mill or smelter products, bullion, metals and minerals, either on its own account or on commission or otherwise for other persons or corporations.
No change to subsection (c)

(d) To acquire by appropriation, location, purchase, lease or otherwise, water and water rights, ditches and ditch rights and water priorities and apply the same to beneficial uses, and to purchase or construct, operate and maintain ditches and flumes for the distribution of water for irrigation, sanitary, domestic and other uses.

(d) To acquire by appropriation, location, purchase, lease or otherwise, water and water rights, ditches and ditch rights and water priorities and apply the same to beneficial uses, and to purchase or construct, operate and maintain ditches and flumes for the distribution of water for irrigation, sanitary, domestic and other uses.
No change to subsection (d)

Provision	Existing Articles of Incorporation	Proposed Articles of Incorporation	Impact on Stockholders

(e) To acquire by purchase, occupation, lease gift, exchange, or otherwise, and to hold, occupy, improve, develop, subdivide, use and enjoy, and to rent, lease, convey, contract to sell, sell or otherwise dispose of and deal in real property improved or unimproved, of every kind and description and all interests and estates therein of whatsoever nature, and to erect buildings and structures of every kind or description.

(e) To acquire by purchase, occupation, lease gift, exchange, or otherwise, and to hold, occupy, improve, develop, subdivide, use and enjoy, and to rent, lease, convey, contract to sell, sell or otherwise dispose of and deal in real property improved or unimproved, of every kind and description and all interests and estates therein of whatsoever nature, and to erect buildings and structures of every kind or description.
No change to subsection (e)

(f) To purchase, construction, lease, operate and maintain buildings, constructions, machinery, appliances, equipments, fixtures, easements and appurtenances for compressing air and other gases, and for the proper distribution of the same by means of pipes, pipe lines or otherwise.

(f) To purchase, construction, lease, operate and maintain buildings, constructions, machinery, appliances, equipments, fixtures, easements and appurtenances for compressing air and other gases, and for the proper distribution of the same by means of pipes, pipe lines or otherwise.
No change to subsection (f)

(g) To acquire, and pay for in cash, stocks or bonds of this corporation, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

(g) To acquire, and pay for in cash, stocks or bonds of this corporation, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation
No change to subsection (g)

(h) To acquire, hold, use, sell, assign, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

(h) To acquire, hold, use, sell, assign, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.
No change to subsection (h)

(i) To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership.

(i) To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership.
No change to subsection (i)

Provision	Existing Articles of Incorporation	Proposed Articles of Incorporation	Impact on Stockholders

The corporate powers enumerated in the Alaska Corporations Code at Alaska Statute 10.06.010 as heretofore or hereafter amended, are by reference thereto adopted as part of the powers of this corporation, and the several clauses contained in the foregoing statement of purposes shall be construed as both purposes, and powers in addition thereto, and the statements contained in each clause shall, except where otherwise expressed, be in no wise limited or restricted by reference to or inference from the terms of other clauses, and shall be regarded as independent purposes and powers. The business or purpose of this corporation, is from time to time to do any one or more of the acts and things herein set forth and it is hereby expressly provided that the enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the powers of this corporation. In general, the corporation shall have the power and purpose to transact any or all lawful business for which corporations may be incorporated under the Alaska Corporations Code.
Added provision

Authorized Capital
The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Million (200,000,000) shares of common stock having a par value of ten cents ($0.10) per share and Ten Million (10,000,000) shares of preferred stock having such par value per share, if any, as the directors may determine.

Series A Convertible Preferred Designation

The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares of common stock having a par value of ten cents ($0.10) per share and Ten Million (10,000,000) shares of preferred stock having such par value per share, if any, as the directors may determine.

Series A Convertible Preferred Designation

The Corporation’s authorized capital will be increased by 50,000,000 shares of common stock which has the potential to allow the Corporation to conduct more equity financings, which could dilute the holdings of our existing stockholders.

The number of authorized preferred shares will remain unchanged.

The terms of designation for the Series A Convertible Preferred remain unchanged.

Affiliates	Our existing Articles of Incorporation do not address alien affiliates.	The corporation has no alien affiliates within the meaning of Alaska Statutes 10.06.208 and 10.06.990(2) and (3).	The additional language has no impact on stockholders.

Provision	Existing Articles of Incorporation	Proposed Articles of Incorporation	Impact on Stockholders
Registered Agent	The address of the initial registered office of the corporation is 200 Seward Building, c/o CT corporation System, Juneau, Alaska and the name of its registered agent is CT Corporation System.	The address of the initial registered office of the corporation is 200 Seward Building, c/o CT corporation System, Juneau, Alaska and the name of its registered agent is CT Corporation System.	No change

Board of Directors and Bylaw Amendments
The management of this corporation shall be vested in a board of directors; the number of directors shall not be less than five nor more than fifteen. The number, qualifications, compensation, terms of office, manner of election, time and place of meeting, and powers and duties of the directors shall be such as are prescribed by the bylaws of the corporation. The authority to make bylaws for the corporation is vested exclusively in the board of directors of this corporation, and the board of directors may adopt, alter, amend or repeal such bylaws and provisions for the regulation and management of the affairs of the corporation as shall be consistent with the laws of the State of Alaska and these Articles of Incorporation. The shareholders shall not have the right to adopt, alter, amend or repeal the bylaws and provisions for the regulation and management of the affairs of the corporation.

The management of this corporation shall be vested in a board of directors; the number of directors shall not be less than five nor more than fifteen. The number, qualifications, compensation, terms of office, manner of election, time and place of meeting, and powers and duties of the directors shall be such as are prescribed by the bylaws of the corporation. The authority to make bylaws for the corporation is vested exclusively in the board of directors of this corporation, and the board of directors may adopt, alter, amend or repeal such bylaws and provisions for the regulation and management of the affairs of the corporation as shall be consistent with the laws of the State of Alaska and these Articles of Incorporation. The shareholders shall not have the right to adopt, alter, amend or repeal the bylaws and provisions for the regulation and management of the affairs of the corporation.
No change

Incorporators	List of Initial Incorporators	List of Initial Incorporators	No change

Director Liability and Indemnification	Director Liability and Indemnification provisions	Director Liability and Indemnification provisions	No change

Preemptive Rights	Our existing Articles of Incorporation do not address stockholder preemptive rights.	Shareholders do not have the right to preemptively subscribe to any or all issues of shares or securities of the corporation under Alaska Statute 10.06.428.	The amended and restated Articles of Incorporation will expressly eliminate stockholder preemptive rights under Alaska Statute 10.06.428.

Provision	Existing Articles of Incorporation	Proposed Articles of Incorporation	Impact on Stockholders
Amendment of Articles of Incorporation	Our current Articles of Incorporation do not contain an election to be governed by Alaska Statutes 10.06.504 – 10.06.506. Instead we are governed by former Alaska Statute 10.05.276.
Within the meaning of Alaska Statute 10.06.504(e), the corporation hereby elects to be governed by the voting provisions of Alaska Statutes 10.06.504 – 10.06-506 in place of former Alaska Statute 10.05.276.

Because the Company was incorporated prior to July 1, 1989, unless the Company amends its Articles of Incorporation to be governed by the voting requirements of Alaska Statute 10.06.504 – 10.06.506, the Company remains subject to the voting requirements of former Alaska Statute 10.05.276.

These provisions govern the vote of stockholders generally required to amend the Articles of Incorporation. Under former Alaska Statute 10.05.276, an affirmative vote of two-thirds of the outstanding voting stock is required to amend the Articles of Incorporation. Under the newly adopted provisions of Alaska Statute 10.06.504 – 10.06.506 the affirmative vote of a majority of the outstanding voting stock is required to amend the Articles of Incorporation.

This amendment permits the Company to follow the modern rules of Alaska Statue 10.06.504-10.06.506.

The Board recommends that the stockholders vote FOR the Articles Amendment.  All proxies executed and returned without an indication of how shares should be voted will be voted FOR the Articles Amendment.

PROPOSAL 7 — RATIFICATION OF
THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

The Audit Committee has selected DeCoria, Maichel & Teague P.S. to be our Independent Registered Public Accounting Firm for the current fiscal year and the fiscal year ending December 31, 2014.

This proposal seeks stockholder ratification of the appointment of DeCoria, Maichel & Teague P.S..

Will a representative of DeCoria, Maichel & Teague P.S. be present at the Annual Meeting?

We do not expect that a representative of DeCoria, Maichel & Teague P.S. will be present at the Annual Meeting.

_____________________________________________

INFORMATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DeCoria, Maichel & Teague P.S. was the Independent Registered Public Accounting Firm for the Company in the fiscal year ended December 31, 2012.

Our financial statements have been audited by DeCoria, Maichel & Teague P.S., independent registered public accounting firm, for the years ended December 31, 2003 through December 31, 2012.

The following table sets forth information regarding the amount billed to us by our independent auditor, DeCoria, Maichel & Teague P.S. for our two fiscal years ended December 31, 2012 and 2011, respectively:

The following table summarizes the fees that DeCoria, Maichel and Teague P.S. charged the Company for the listed services during 2012 and 2011:

Type of fee:	2012	2011

Audit fees:	$40,000	$44,000
Audit related fees:	-0-	-0-
Tax fees:	-0-	-0-
All other fees	4,900	10,500
Total	$44,900	$54,500

Audit Fees

Consist of fees billed for services in connection with the audit of the annual financial statements and the review of the financial statements included in our reports on Forms 10-Q and 10-K..

Audit Related Fees

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

All Other Fees

Consist of fees for product and services other than the services reported above.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee has adopted procedures requiring the Audit Committee to review and approve in advance, all particular engagements for services provided by the Company’s independent auditor. Consistent with applicable laws, the procedures permit limited amounts of services, other than audit, review or attest services, to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided the Audit Committee is informed of each particular service. All of the engagements and fees for 2012 were pre-approved by the Audit Committee. The Audit Committee reviews with DeCoria, Maichel & Teague P.S. whether the non-audit services to be provided are compatible with maintaining the auditor's independence.

The Board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.  All proxies executed and returned without an indication of how shares should be voted will be voted FOR the ratification of the appointment of the independent registered public accounting firm.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matter that will come before the Annual Meeting.

APPENDICES

A           Form Proxy Card
B           Restated 2008 Equity Incentive Plan
C           Amended and Restated Articles of Incorporation
By Order of the Board of Directors,

/s/ William Schara

William Schara President and Chief Executive Officer
Goldrich Mining Company
2607 Southeast Blvd., Suite B211
Spokane, Washington 99223
October [●], 2013

Please sign and return the enclosed form of proxy promptly.  If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

Appendix A - Form  Proxy Card

PRELIMINARY COPY

2607 Southeast Blvd. Ste. B211 Spokane, WA 99223

COMPANY #

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOLDRICH MINING COMPANY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held November 26, 2013.  The Proxy Statement, our 2012 Annual Report to Stockholders and a copy of this Proxy Card are available at: http://www.viewproxy.com/goldrichmining/2013

 The undersigned hereby appoints William V. Schara and Ted Sharp, or any one of them, with full power of substitution, as attorneys-in-fact and proxies to represent the undersigned at the 2013 Annual Meeting of Stockholders of Goldrich Mining Company to be held at Goldrich Mining Company’s corporate office, 2607 Southeast Blvd., Suite B211, Spokane Washington, 83814, on November 13, 2013 at 8 a.m. Pacific daylight time, and at any and all adjournments thereof, to vote in the name and place of the undersigned with all the power which the undersigned would possess if personally present, all of the stock of Goldrich Mining Company standing in the name of the undersigned, upon such business as may properly come before the meeting, including as set forth herein.  You can obtain directions to the meeting location at our corporate website.

A stockholder may use cumulative voting for the election of directors by voting the number of shares held times the number of directors being elected on a single or group of candidates.  Stockholders may also withhold authority to vote for a nomine(s) by drawing a line through the nominee’s name(s).  For example, a stockholder with 1,000 shares of common stock may cast a total of 8,000 votes (Number of shares of common stock held multiplied by eight directors) for all, one or a select number of candidates.
Submit a proxy by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
●	INTERNET/EMAIL – www.columbiastock.com/voting2 michelle@columbiastock.com Use the Internet to submit your proxy until 11:59 p.m. (PDT) on November 12, 2013 .
●	PHONE – 1-XXX-XXX-XXXX FAX – 1-855-664-3544 Use a telephone or fax to submit your proxy until 11:59 p.m. (PDT) on November 12, 2013
●	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you submit your proxy by Internet, Email, Telephone, or Fax, you do NOT need to mail back your Proxy Card.

TO SUBMIT A PROXY BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

Please detach here

1.
Election of eight Directors for a term ending with the next Annual Meeting, or until successors are duly elected and qualified, assuming the approval of Proposal 5.  In the event Proposal 5 is not approved, only five Directors will be elected.

☐ To allocate your votes among nominees for director utilizing cumulative voting, indicate the number of votes for each director opposite the name of each nominee.  Please note that the maximum number of shares you may vote in total is the number of shares of voting stock you hold as indicated on this proxy multiplied by eight.

Nominees:
David S. Atkinson  _______ Shares
Charles G. Bigelow _______ Shares
Kenneth S. Eickerman   _______ Shares
Garrick Mendham _______ Shares
William Orchow _______ Shares
Michael G. Rasmussen _______ Shares
William V. Schara _______ Shares
Stephen Vincent _______ Shares
	☐ For All	☐ Withhold All Instruction: Voting For All will allocate your votes equally among all the nominees	☐ For All Except Instruction: To withhold authority to vote for any individual nominee, draw a line through the nominee’s name

2.	To conduct an advisory, non-binding, vote on the compensation of our named executive officers.	☐ For	☐ Against	☐ Abstain

3.	To conduct and advisory, non-binding, vote to determine the frequency of conducting future advisory votes on executive compensation.	☐ 3 Years ☐ Abstain	☐ 2 Years	☐ 1 Year
4.	To approve the Stock Option Plan Amendment	☐ For	☐ Against	☐ Abstain

5.	To approve the Bylaws Amendment	☐ For	☐ Against	☐ Abstain

6.	To approve the Articles Amendment	☐ For	☐ Against	☐ Abstain

7.	Ratification of the appointment of our independent registered public accounting firm for the fiscal year of 2013.	☐ For	☐ Against	☐ Abstain

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATION ABOVE. IF THE STOCKHOLDER DOES NOT INDICATE A PREFERENCE, THE PROXY WILL BE VOTED FOR EACH NOMINEE AND FOR PROPOSALS 2, 4, 5, 6, 7 AND FOR EVERY THREE YEARS IN PROPOSAL 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE STOCKHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED EXCEPT AS LIMITED BY LAW.

Address Change? Mark box, sign, and indicate changes below:   ☐

Date ___________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Appendix B

# GOLDRICH MINING COMPANY

## 2008 EQUITY INCENTIVE PLAN

Table of Contents

		Page
1.	Purposes of the Plan	1
2.	Definitions	1
(a)	"Award"	1
(b)	"Award Agreement"	1
(c)	"Beneficial Ownership"	1
(d)	"Board"	1
(e)	"Change in Control"	1
(f)	"Change in Control Value"	1
(g)	"Code"	2
(h)	"Committee"	2
(i)	"Common Stock"	2
(j)	"Company"	2
(k)	"Consultant"	2
(l)	"Continuous Status as a Participant"	2
(m)	"Director"	2
(n)	"Disability"	2
(o)	"Effective Date"	2
(p)	"Employee"	2
(q)	"Exchange Act"	3
(r)	"Executive Officers"	3
(s)	`"Fair Market Value"	3
(t)	"Former Plan"	3
(u)	"Incentive Stock Option"	3
(v)	"Non-Employee Director"	3
(w)	"Non Qualified Stock Option"	3
(x)	"Option"	3
(y)	"Option Price"	3
(z)	"Parent"	3
(aa)	"Participant"	3
(bb)	"Performance Criteria"	3
(cc)	"Plan"	3
(dd)	"Reprice"	4
(ee)	"Restricted Stock"	4
(ff)	"Restricted Stock Units"	4
(gg)	"SAR"	4
(hh)	"SEC"	4
(ii)	"Share"	4
(jj)	"Stand-Alone SAR"	4
(kk)	"Subcommittee"	4
(ll)	"Subsidiary"	4
(mm)	"Ten Percent Shareholder"	4
3.	Shares Subject to the Plan.	4
(a)	Reservation of Shares.	4
(b)	Substitutions and Assumptions.	5
(c)	Securities Law Compliance	5
4.	Adjustments to Shares Subject to the Plan.	5
(a)	Capitalization Adjustments	5
(b)	Change in Control	5
(c)	No Limitations	6

5.	Plan Administration.	6
(a)	Authority	6
(b)	Powers of the Committee	6
(c)	Effect of Committee"s Decision	7
6.	General Eligibility.	7
(a)	Awards	7
(b)	No Employment/Service Rights	7
7.	Grant, Terms and Conditions of Options.	8
(a)	Designation	8
(b)	Option Price	8
(c)	Term of Options	8
(d)	Vesting	8
(e)	Substitution of SARs for Options	8
(f)	Exercise	8
8.	Grant, Terms and Conditions of Stock Awards.	8
(a)	Designation	8
(b)	Restrictions	9
(c)	Performance Criteria	9
(d)	Vesting	9
9.	Grant, Terms and Conditions of SARs.	9
(a)	Grants	9
(b)	Stand-Alone SARs.	9
10.	Procedure for Exercise; Rights as a Shareholder.	10
(a)	Procedure	10
(b)	Method of Payment	10
(c)	Withholding Obligations	10
(d)	Shareholder Rights	11
(e)	Non-Transferability of Awards	11
11.	Expiration of Awards.	11
(a)	Expiration, Termination or Forfeiture of Awards	11
(b)	Extension of Term	11
12.	Term, Amendment and Termination of the Plan.	11
(a)	Term of Plan	11
(b)	Amendment and Termination	11
(c)	Effect of Amendment or Termination	12
(d)	Code Section 409A.	12

GOLDRICH MINING COMPANY
2008 EQUITY INCENTIVE PLAN

1. ***Purposes of the Plan.*** The purposes of this Plan are to further the growth, development and financial success of the Company by attracting and retaining the most talented Employees, Consultants and Directors available, and by aligning the long-term interests of Employees, Consultants and Directors with those of the shareholders by providing an opportunity to acquire an ownership interest in the Company and by providing both performance rewards and long term incentives for future contributions to the success of the Company.

The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights, at the discretion of the Board (as recommended by the Committee) and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in the Plan, such as continued employment or satisfaction of performance criteria, as well as any conditions specified in the Award Agreement.

The options granted under the Former Plan shall continue to be administered under the Former Plan until such time as those options are exercised, expire or become unexercisable for any reason.

2. ***Definitions***. As used herein, the following definitions shall apply:

a. ***"Award"*** shall mean any award or benefits granted under the Plan, including Options, Shares, Restricted Stock, Restricted Stock Units, SARs and cash.

b. ***"Award Agreement"*** shall mean a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

c. ***"Beneficial Ownership"*** shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

d. ***"Board"*** shall mean the Board of Directors of the Company.

e. ***"Change in Control"*** shall mean any of the following events: (i) any organization, group, or person ("Person") (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (the "Exchange Act") is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the then outstanding securities of the Company; or (ii) during any two (2) year period, a majority of the members of the Board serving at the date of approval of this Plan by shareholders is replaced by Directors who are not nominated and approved by the Board; or (iii) a majority of the members of the Board are represented by, appointed by, or affiliated with any Person whom the Board has determined is seeking to effect a Change in Control of the Company; or (iv) the Company shall be combined with or acquired by another company and the Board shall have determined, either before such event or thereafter, by resolution, that a Change in Control will or has occurred.

f. ***"Change in Control Value"*** shall equal (i) the per share price offered to shareholders of the Company in any Change in Control transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (iii) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which any Award being surrendered or otherwise canceled are subject, as determined by the Board (as recommended by the Committee) as of the date determined by the Board (as recommended by the Committee) to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to shareholders of the Company in any transaction consists of anything other than cash, the Board (as recommended by the Committee) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

g. ***"Code"*** shall mean the Internal Revenue Code of 1986, as amended.

h. ***"Committee"*** shall mean the Compensation Committee of the Board. The members of the Committee shall be appointed from time to time and shall serve at the discretion of the Board.

i. ***"Common Stock"*** shall mean the common stock of the Company.

j. ***"Company"*** shall mean Goldrich Mining Company, an Alaska corporation and any successor thereto.

k. ***"Consultant"*** shall mean any person, except an Employee, engaged by the Company or any Subsidiary of the Company, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement.

l. ***"Continuous Status as a Participant"*** shall mean (i) for Employees, the absence of any interruption or termination of service as an Employee, (ii) for Directors, the absence of any interruption or termination of service as a Director, and (iii) for Consultants, the absence of any interruption, expiration, or termination of such person's consulting or advisory relationship with the Company or the occurrence of any termination event as set forth in such person's Award Agreement. Continuous Status as a Participant shall not be considered interrupted (A) for an Employee on leave under any recognized form of leave under policies of the Company or any applicable Subsidiary as may be in effect from time to time, and (B) for a Consultant, in the case of any temporary interruption in such person's availability to provide services to the Company which has been aut horized in writing by a vice president of the Company prior to its commencement.

m. ***"Director"*** shall mean a member of the Board.

n. ***"Disability"*** shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of "Disability" as used in this Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, the term "Disability" as used in this Plan shall mean a "permanent and total disability" as the term is defined for purposes of Section 22(e)(3) of the Code.

o. ***"Effective Date"*** shall mean the date of the meeting of the Shareholders of the Company at which this Plan is approved by the Company's Shareholders.

p. ***"Employee"*** shall mean any person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary of the Company. A person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company, or any Subsidiary of the Company. Persons providing services to the Company, or to any Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company, or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the servic es, and persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the person specifically provides for participation in this Plan) are not Employees for purposes of this Plan and do not and cannot participate in this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U. S. Department of Labor, or other person or entity, as common law employees of the Company, or any Subsidiary, either solely or jointly with another person or entity.

q. ***"Exchange Act"*** shall mean the Securities Exchange Act of 1934, as amended.

r. ***"Executive Officers"*** shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

s. ***"Fair Market Value"*** shall mean a price that is based on the sale price of the last transaction of a the Company's Common Stock Share on any established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Board (as recommended by the Committee) in its discretion; provided, however, the period shall not extend more than thirty (30) days prior and thirty (30) days after the date of the applicable valuation date (i.e., grant, exercise, vesting or the like). Such definition of Fair Market Value shall be specified in the Award Agreement. If the Common Stock is not traded on an established stock exchange, Fair Market Value shall be determined according to Treasury Regulation §1.409A-1(b)(5)(iv)(B).

t. ***"Former Plan"*** shall mean the Little Squaw Gold Mining Company Restated 2003 Share Incentive Plan.

u. ***"Incentive Stock Option"*** shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

v. ***"Non-Employee Director"*** shall mean a Director who is not an Employee.

w. ***"Non Qualified Stock Option"*** shall mean an Option that is not an Incentive Stock Option.

x. ***"Option"*** shall mean a stock option granted pursuant to Section 7 of the Plan.

y. ***"Option Price"*** shall mean the per share purchase price of a Share purchased pursuant to an Option.

z. ***"Parent"*** shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

aa. ***"Participant"*** shall mean an Employee, Director or Consultant.

bb. ***"Performance Criteria"*** shall have the meaning set forth in Section 8(c).

cc. ***"Plan"*** shall mean this Goldrich Mining Company 2008 Equity Incentive Plan, including any amendments thereto.

dd. ***"Reprice"*** shall mean the adjustment or amendment of the exercise price of Options or SARs previously awarded whether through amendment, cancellation, replacement of grants or any other means.

ee. ***"Restricted Stock"*** shall mean a grant of Shares pursuant to Section 8 of the Plan.

ff. ***"Restricted Stock Units"*** shall mean a grant of the right to receive Shares in the future or their cash equivalent (or both) pursuant to Section 8 of the Plan.

gg. ***"SAR"*** shall mean a stock appreciation right awarded pursuant to Section 9 of the Plan.

hh. ***"SEC"*** shall mean the Securities and Exchange Commission.

ii. ***"Share"*** shall mean one share of Common Stock, as adjusted in accordance with Section 4 of the Plan.

jj. ***"Stand-Alone SAR"*** shall have the meaning set forth in Section 9(b).

kk. ***"Subcommittee"*** shall have the meaning set forth in Section 5(d).

ll. ***"Subsidiary"*** shall mean (1) in the case of an Incentive Stock Option a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, and (2) in the case of a Nonqualified Stock Option, Restricted Stock, a Restricted Stock Unit or a SAR, in addition to a subsidiary corporation as defined in (1), (A) a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company's ownership of voting securities, by contract or otherwise.

mm. ***"Ten Percent Shareholder"*** shall mean a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3. *Shares Subject to the Plan.*

(a) ***Reservation of Shares***. The shares of Common Stock reserved under this Plan will include the reserved 1.2 million (1,200,000) Shares of Common Stock under the Former Plan, and an additional 4.2 million (4,200,000) Shares of Common Stock. Subject to the provisions of Section 4, the maximum aggregate number of Shares which may be awarded and delivered under the Plan shall not exceed 5.4 million (5,400,000) Shares (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares). The maximum number which may be granted as Incentive Stock Options under this Plan shall not exceed 5.4 million (5,400,000) Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The number of shares of Common Stock un derlying an Award not issued as a result of any of the following actions shall again be available for issuance under the Plan: (i) a payout of a Stand-Alone SAR, or a performance-based award of Restricted Stock or Restricted Stock Units in the form of cash; (ii) a cancellation, termination, expiration, forfeiture, or lapse for any reason of any Stock Award; or (iii) payment of the Option exercise price and/or payment of any taxes arising upon exercise of the Option by withholding shares of Common Stock which otherwise would be acquired on exercise or issued upon such payout. The Shares may be authorized but unissued, or reacquired shares of Common Stock.

(b) ***Substitutions and Assumptions***. the Board (as recommended by the Committee) shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424 (a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 3(a) may be increased by a corresponding number of Awards assumed and, in the case of substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

(c) ***Securities Law Compliance***. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Act, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

4. ***Adjustments to Shares Subject to the Plan.***

(a) ***Capitalization Adjustments***. If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan and (iii) the maximum number of Shares which may be granted as Incentive Stock Options under the Plan. The Board (as recommended by the Committee) may also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 4, the Board (as recommended by the Committee) may take into account such factors as it deems appropriate, including the restrictions of applicable law and the potential tax consequences of an adjustment, and in light of such factors may make adjustments that are not uniform or proportionate among outstanding Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Board (as recommended by the Committee) shall be final, binding and conclusive. The Board (as recommended by the Committee) in its discretion may provide holders of Restricted Stock or Restricted Stock Units a dividend equivalent right with respect to the Shares the Participant shall be entitled to receive or purchase. For purposes of this Section 4, conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

(b) ***Change in Control***. In the event of Change in Control, then, to the extent permitted by applicable law: (1) any surviving corporation may assume any Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 4(b)) for those outstanding under the Plan, or (2) in the event any surviving corporation does not agree to assume or continue such Awards, or to substitute similar stock awards for those outstanding under the Plan in accordance with the preceding clause, then the Board (as recommended by the Committee), acting in its sole discretion without the consent or approval of any Participant, may effect one or more of the following alternatives with respect to the then outstanding Awards held by Participants which may vary among individual Partici pants and which may vary among the Awards held by any individual Participant:

(i) Accelerate the time at which such Awards may be exercised or adjust the time period during which such Awards may be exercised so that such Awards may be exercised for a period of time on or before a specified date (before or after such Change in Control) fixed by the Board (as recommended by the Committee), after which specified date all Awards shall terminate or be otherwise cancelled,

(ii) Require the mandatory surrender to the Company by Participants of some or all of their Awards

(irrespective of whether such Awards are then vested or exercisable under the provisions of the Plan) as of a date, before or after such Change in Control, specified by the Board (as recommended by the Committee), in which event the Board (as recommended by the Committee) shall thereupon cancel such Awards and pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess of the Change in Control Value of the shares subject to such Award over any consideration required to be paid by the Participant for such shares (e.g., the exercise price under an Option) or

(iii) Make such adjustments to such Awards as the Board (as recommended by the Committee) deems appropriate to reflect such Change in Control, provided, however, that the Board (as recommended by the Committee) may determine in its sole discretion that no adjustment is necessary to the Awards.

(c) ***No Limitations***. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

5. ***Plan Administration***.

(a) ***Authority***. The Plan shall be administered by the Board. The Committee shall assist the Board in the administration the Plan by providing recommendations to the Board.

(b) ***Powers of the Committee***. Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

(i) to recommend to the Board any grant of any Award of Incentive Stock Options, Nonqualified Stock Options, Shares, Restricted Stock, Restricted Stock Units and SARs to Participants and to determine the terms and conditions of such recommended Awards, including the determination of the Fair Market Value of the Shares and the exercise price (subject to Section 7(b)), and to recommend to the Board any modification or amendment of each Award, with the consent of the Participant when required;

(ii) to recommend to the Board the Participants to whom Awards, if any, will be granted hereunder, additional eligibility requirements for such awards, the timing of such Awards (including vesting and forfeiture of the Awards), and the number of Shares (if any) to be represented by each Award;

(iii) to recommend to the Board any construction and interpretation of the Plan, the Awards granted hereunder, and any Award Agreement;

(iv) to recommend to the Board any new, amendment or rescission of any rules and regulations relating to the Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee or the Board to be inconsistent with the purposes of the Plan or any Award Agreement;

(v) to recommend to the Board any performance, conduct and other criteria for Awards made pursuant to the Plan in accordance with a methodology established by the Committee or the Board, and to determine whether performance, conduct and other goals have been attained;

(vi) to recommend to the Board any acceleration or deferral (with the consent of the Participant) of the exercise or vested date of any Award;

(vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board;

(viii) to recommend to the Board the establishment of any subplans, procedures or guidelines for the grant of Awards to Employees, Directors and Consultants;

(ix) to recommend to the Board the determination of eligibility for an Award and to recommend to the Board whether to authorize the cancellation, forfeiture or suspension of an Award; and

(x) to recommend to the Board any other determinations deemed necessary or advisable for the administration of the Plan;

Provided that, no consent of a Participant is necessary under clauses (i) or (vi) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Board confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 4.

(c) ***Effect of Board's Decision***. All decisions, determinations, and interpretations of the Board shall be final, conclusive and binding on all Participants, the Company, any shareholder and all other persons.

6. ***General Eligibility.***

(a) ***Awards***. Awards may be granted to Participants, provided that additional eligibility requirements may be set forth in specific arrangements that limit or narrow the category of Participants, and further provided that Incentive Stock Options may only granted to Employees. A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("**Form S-8**") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (1) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (2) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions. Form S-8 generally is available to consultants and advisors only if (I) they are natural persons, (II) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent, and (III) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

(b) ***No Employment/Service Rights***. Nothing in the Plan shall confer upon any Participant the right to an Award or to continue in service as an Employee or Consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person's services at any time for any reason, with or without cause (as such term is defined in a Company subplan or an Award Agreement, as applicable).

7. *Grant, Terms and Conditions of Options.*

(a) Designation. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding the foregoing, if an Option is not designated as an Incentive Stock Option, such Option will be deemed to be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For this purpose, Options shall be taken into account in the order in which they were granted.

(b) Option Price. The per Share exercise price under an Incentive Stock Option (i) granted to a Ten Percent Shareholder, shall be no less than 110% of the Fair Market Value per Share on the date of grant, or (ii) granted to any other Participant, shall be no less than 100% of the Fair Market Value per Share on the date of grant. The per Share exercise price under a Nonqualified Stock Option or SAR shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant.

(c) Term of Options. The term of each Incentive Stock Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the term of the Option shall be no more than five (5) years from the date of grant. The term of all Nonqualified Options shall be no longer than ten (10) years unless otherwise provided by the Board (as recommended by the Committee) in its discretion.

(d) Vesting. To the extent Options vest and become exercisable in increments, unless otherwise provided in the applicable Award Agreement or any severance agreement (i) such Options shall cease to vest upon a Participant's Disability or termination of such Participant's Continuous Status as a Participant (other than upon a Participant's death), and (ii) such Options shall immediately vest in full upon a Participant's death.

(e) Substitution of SARs for Options. The Board (as recommended by the Committee) may provide in the Award Agreement evidencing the grant of an Option that the Board (as recommended by the Committee) shall have the sole discretion to substitute without receiving Participants' permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms of the Options, the number of shares underlying the number of stock SARs equals the number of shares underlying the Options and the difference between the Fair Market Value of the underlying Shares and the grant price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the exercise price of the Options.

(f) Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board (as recommended by the Committee) at the time of grant, and as shall be permissible under the terms of the Plan. No fractional Shares may be issued or delivered pursuant to the Plan or any Award.

8. ***Grant, Terms and Conditions of Stock Awards.***

(a) Designation. Restricted Stock or Restricted Stock Units may be granted under the Plan. Restricted Stock or Restricted Stock Units may include a dividend equivalent right, as permitted by Section 4. After the Board (as recommended by the Committee) determines that it will offer Restricted Stock or Restricted Stock Units, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Board (as recommended by the Committee). Restricted Stock Units may be paid as permitted by Section 12(b). The term of each award of Restricted Stock or Restricted Stock Units shall be at the discretion of the Board (as recommended by the Committee).

(b) Restrictions. Subject to Section 8(c), the Board (as recommended by the Committee) may impose such conditions or restrictions on the Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may determine advisable, including the achievement of specific performance goals, time based restrictions on vesting, conduct criteria or others. If the Board (as recommended by the Committee) established performance or other goals, the Board (as recommended by the Committee) shall determine whether a Participant has satisfied the performance of such goals.

(c) Performance Criteria. Restricted Stock and Restricted Stock Units granted pursuant to the Plan that are intended to qualify as "performance based compensation" under Section 162(m) of the Code shall be subject to the attainment of performance goals relating to the Performance Criteria selected by the Board (as recommended by the Committee) and specified at the time such Restricted Stock, Restricted Stock Units and cash awards are granted. For purposes of this Plan, "Performance Criteria" means one or more of the following (as selected by the Board): (i) cash flow; (ii) earnings per share; (iii) earnings per share growth; (iv) earnings before interest, taxes, and amortization; (v) return on equity; (vi) market share; (vii) total shareholder return; (viii) share price performance; (ix) return on capital; (x) return on assets, net assets or invested assets; (xi) revenue; (xii) revenue growth; (xiii) earnings growth; (xiv) operating income; (xvi) operating profit; (xvii) growth in operating income or profit; (xviii) profit margin; (xix) return on operating revenue; (xx) return on invested capital; (xxi) market price of Shares; (xxii) brand recognition; (xxiii) customer satisfaction; (xxiv) operating efficiency; (xxv) productivity; (xxvi) project progression; or (xxvi) reduction in costs. Any of these Performance Criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company.

(d) Vesting. Unless an Award Agreement provides otherwise, non-vested Shares underlying Restricted Stock shall be forfeited and the Restricted Stock Units shall be terminated upon cessation of a Participant's Continuous Status as a Participant. Unless an Award Agreement provides otherwise, non-vested Shares underlying Restricted Stock and Restricted Stock Units shall vest in full immediately upon death. To the extent that the Participant purchased the Shares granted under any such Restricted Stock award and any such Shares remain non-vested at the time of cessation of a Participant's Continuous Status as a Participant, the cessation of Participant's Continuous Status as a Participant shall cause an immediate sale of such non-vested Shares to the Company at the original price per Share paid by the Participant.

9. ***Grant, Terms and Conditions of SARs.***

(a) ***Grants***. The Board (as recommended by the Committee) shall have the full power and authority, exercisable in its sole discretion, to grant SARs to selected Participants. The term of a SAR shall be at the discretion of the Board (as recommended by the Committee). In no event shall the Board or the Committee be permitted to Reprice a SAR after the date of grant without shareholder approval.

(b) ***Stand-Alone SARs***.

(i) A Participant may be granted a Stand-Alone SAR not tied to any underlying Option under Section 7 of the Plan. The Stand-Alone SAR shall cover a specified number of Shares and shall be exercisable upon such terms and conditions as the Board (as recommended by the Committee) shall establish. Upon exercise of the Stand-Alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares.

(ii) The number of Shares underlying each Stand-Alone SAR and the base price in effect for those Shares shall be determined by the Board (as recommended by the Committee) at the time the Stand-Alone SAR is granted. In no event, however, may the base price per Share be less than the Fair Market Value per underlying Share on the grant date.

(iii) The distribution with respect to an exercised Stand-Alone SAR may be made in Shares valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Board (as recommended by the Committee) shall deem appropriate.

10. ***Procedure for Exercise; Rights as a Shareholder.***

(a) Procedure. An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises, purchases and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Board (as recommended by the Committee), consist of any consideration and method of payment allowable under the terms of this Plan. The Company shall issue (or cause to be issued) such share certific ate promptly upon exercise of the Award. In the event that the exercise of an Award is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 7(a), the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 4 of the Plan.

(b) Method of Payment. The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including a method of payment, shall be determined by the appropriate officer of the Company at the time of settlement, and which forms may include: (i) check; (ii) wire transfer; (iii) payroll deductions (accumulated without any increase for interest); and (iv) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Board (as recommended by the Committee) from time to time. Shares used to pay the Option Price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate Option Price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof. If any amount of accumulated payroll deductions remain in a Participant's account after the exercise of an Option, the remaining amount shall be held in such Participant's account for the exercise price of any future Option, unless such Participant does not have any existing future Options. In the event the Participant does not have an existing Option exercisable in the future, the remaining amount in the Participant's account with respect to payroll reductions shall be distributed in full to the Participant without interest.

(c) Withholding Obligations. To the extent required by applicable federal, state, local or foreign law, the Board (as recommended by the Committee) may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Incentive Stock Option,

Nonqualified Stock Option, SAR, Restricted Stock or Restricted Stock Units, cash awards or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award (provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law) or by tendering Shares previously acquired by the Participant in accordance with rules established by the Board (as recommended by the Committee) from time to time.

(d) Shareholder Rights. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

(e) Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, and may not be transferred other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Board (as recommended by the Committee) permits further transferability, on a general or specific basis, in which case the Board (as recommended by the Committee) may impose conditions and limitations on any permitted transferability.

11. *Expiration of Awards.*

i. ninety (90) days after the date of termination of a Participant's Continuous Status as a Participant other than in circumstances covered by (ii), (iii) or (iv) below;

(b) ***Extension of Term***. Notwithstanding subsection (a) above, the Board (as recommended by the Committee) shall have the authority to extend the expiration date of any outstanding Options or SARs other than an Incentive Stock Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option or SAR beyond the date on which the Award would have expired or been forfeited if there had been no termination of the Employee's Continuous Status as a Participant).

12. *Term, Amendment and Termination of the Plan.*

(a) Term of Plan. The Plan shall become effective as of the Effective Date. It shall continue in effect until the tenth anniversary of the Effective Date or until terminated under this Section 13 of the Plan or extended by an amendment approved by the shareholders of the Company pursuant to Section 13(b).

(b) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board (as recommended by the Committee) may deem advisable (including, but not limited to amendments which the Board deems appropriate to enhance the Company's ability to claim deductions related to stock option exercises); provided that to the extent required by the Code, SEC or any listing requirements, shareholder approval shall not be required for any amendment of the Plan. Subject to the foregoing, it is specifically intended that the Board (as recommended by the Committee) may amend the Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Board (as recommended by the Committee) to be inconsistent with the purpose of the Plan or any Award Agree ment.

(c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board (as recommended by the Committee), which agreement must be in writing and signed by the Participant and the Company.

(d) Code Section 409A. Notwithstanding anything to the contrary in this Section 12, the Board (as recommended by the Committee) may amend the Plan and the Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

GOLDRICH MINING COMPANY

By:
Chairman of the Board of Directors

Appendix C – Amended and Restated Articles of Incorporation

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

GOLDRICH MINING COMPANY

The undersigned corporation adopts the following Amended and Restated Articles of Incorporation pursuant to the provisions of Alaska Statute 10.06.504.  Except for the designated amendments to Articles Three, Four, Five, Ten, Eleven and Twelve, the restated articles correctly set out without change the provision of the Articles of Incorporation of Goldrich Mining Company.  The Restated Articles of Incorporation together with the designated Amendments supersede the original Articles of Incorporation and all amendments to the original Articles of Incorporation including Statements of Designation filed pursuant to Section 320 of the Alaska Corporations Code.

ARTICLE ONE

The name of the corporation is Goldrich Mining Company.

ARTICLE TWO

The period of the corporation’s duration is perpetual.

ARTICLE THREE

Article Three is amended and restated as follows:

The purpose or purposes for which the corporation is organized are:

(a)
To acquire by appropriation, discovery, location, lease, license, grant, bond, option, devise, purchase agreement or otherwise and to hold, own, possess, enjoy, develop, mine, work, operate and exploit copper, silver, gold, and other mineral lode or placer mines or deposits, tunnels, mining and tunneling property, and any right, title and interest therein and also such lands, mills, mill sites, tunnel sites, buildings, constructions, plants, appliances, equipment, fixtures, machinery, discoveries, improvements, dumps and dump rights, ditches, flumes, pipes and pipe lines, reservoirs, water, ditch and reservoir rights or priorities, railways, tramways, rights of way, easements, appurtenances, privileges, franchises and other property or property rights, real or personal, as may be deemed by the directors for the time being of said corporation to be necessary or desirable for the practical working development, mining, exploitation or enjoyment of all or any of the corporation’s properties acquired.

(b)	To purchase, construct, lease or otherwise acquire, operate, maintain and repair milling, concentration, reducing, smelting and refining works for the treatment,

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reduction, smelting or refining, for hire or otherwise, of metalliferous or other ores, and the extraction or concentration of the metals contained therein.

(c)
To purchase, erect, lease or otherwise acquire, maintain and operate buildings, machinery, constructions, works and plants for the sampling and treatment of metalliferous or other ores; and to buy, reduce, smelt, mill, sell and generally deal in all kinds of ores, concentrates, tailings, mill or smelter products, bullion, metals and minerals, either on its own account or on commission or otherwise for other persons or corporations.

(d)
To acquire by appropriation, location, purchase, lease or otherwise, water and water rights, ditches and ditch rights and water priorities and apply the same to beneficial uses, and to purchase or construct, operate and maintain ditches and flumes for the distribution of water for irrigation, sanitary, domestic and other uses.

(e)
To acquire by purchase, occupation, lease gift, exchange, or otherwise, and to hold, occupy, improve, develop, subdivide, use and enjoy, and to rent, lease, convey, contract to sell, sell or otherwise dispose of and deal in real property improved or unimproved, of every kind and description and all interests and estates therein of whatsoever nature, and to erect buildings and structures of every kind or description.

(f)
To purchase, construction, lease, operate and maintain buildings, constructions, machinery, appliances, equipment, fixtures, easements and appurtenances for compressing air and other gases, and for the proper distribution of the same by means of pipes, pipe lines or otherwise.

(g)
To acquire, and pay for in cash, stocks or bonds of this corporation, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

(h)
To acquire, hold, use, sell, assign, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

(i)
To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership.

The corporate powers enumerated in the Alaska Corporations Code at Alaska Statute 10.06.010 as heretofore or hereafter amended, are by reference thereto adopted as part of the powers of this

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corporation, and the several clauses contained in the foregoing statement of purposes shall be construed as both purposes, and powers in addition thereto, and the statements contained in each clause shall, except where otherwise expressed, be in no wise limited or restricted by reference to or inference from the terms of other clauses, and shall be regarded as independent purposes and powers.  The business or purpose of this corporation, is from time to time to do any one or more of the acts and things herein set forth and it is hereby expressly provided that the enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the powers of this corporation.  In general, the corporation shall have the power and purpose to transact any or all lawful business for which corporations may be incorporated under the Alaska Corporations Code.

ARTICLE FOUR

Article Four is amended and restated as follows:

The aggregate number of shares which the corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares of common stock having a par value of ten cents ($0.10) per share and Ten Million (10,000,000) shares of preferred stock having such par value per share, if any, as the directors may determine. The shares of preferred stock may be issued from time to time in one or more series, with each series to have a distinctive designation or title as may be fixed by the directors prior to the issuance of any shares thereof. The directors shall have all powers granted to a board of directors for the issuance of preferred stock including the provisions of AS 10.06.208 as currently in effect or as may be amended. The directors are authorized in the resolution or resolutions providing for the issuance of any unissued series of preferred stock to fix and determine the powers, rights, designations, preferences, qualifications, limitations, voting rights and restrictions on any such series; the board of directors is further authorized to fix the number of preferred shares constituting any series and to increase or decrease the number of preferred shares of such series but not below the number of preferred shares of such series then outstanding.

Article Four also includes the following language from the Statement of Designation of Shares of Preferred Stock filed with the State of Alaska Department of Commerce, Community and Economic Development on December 1, 2008:

Designation of Series A Convertible Preferred

RESOLVED, the board of directors (the “Board”) of Goldrich Mining Company (the “Company”) hereby authorizes, approves, ratifies and confirms, pursuant to Sections 308 and 315 of the Alaska Corporations Code (the “Alaska Code”) and this Article Four of these Articles of Incorporation, the designation of one million (1,000,000) shares of the authorized and undesignated 10,000,000 shares of preferred stock, par value as the Board may determine, as Series A Convertible Preferred Stock (“Series A”). The rights, preferences and restrictions and other matters relating to the Series A Stock are set forth below:

1.	Series A Convertible Preferred Stock Par Value

The Series A Stock shall have  no par value.

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2.	Liquidation Rights

(a)           In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (in each case, a “Liquidation Event”), each holder of outstanding shares of Series A Stock shall be entitled to be paid out of the assets of the Company available for distribution to stockholders, whether such assets are capital, surplus or earnings and before any amount shall be paid or distributed to the holders of any class of the Company’s common stock, par value $.10 per share (the “Common Stock”), or of any other stock ranking on liquidation junior to the Series A Stock, an amount in cash equal to $2.00 per share (adjusted appropriately for stock splits, stock dividends and the like) together with declared but unpaid dividends to which the holders of outstanding shares of Series A Stock are entitled pursuant to Section 5 (the “Series A Liquidation Amount”), payable pari passu with the preference; provided, however, that if upon any Liquidation Event, the amounts payable with respect to the Series A Stock are not paid in full, the holders of the Series A Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

(b)           After payment has been made to the holders of the Series A Stock of the applicable Series A Liquidation Amount in accordance with Section 2(a), the assets of the Company available for distribution to stockholders, whether such assets are capital, surplus or earnings, an amount equal to the total price per share paid (in cash and/or property) shall be distributed ratably among the holders of Series A Stock (on an as-if-converted basis) and Common Stock (adjusted appropriately for stock splits, stock dividends and the like).

(c)           A merger or consolidation of the Company (except (i) a merger into or with a wholly-owned subsidiary of the Company with requisite stockholder approval or (ii) a merger in which the beneficial owners of the Company’s outstanding capital stock immediately prior to such transaction hold more than 50% of the voting power in the resulting entity) or a sale of all or substantially all of the assets of the Company shall be regarded as a Liquidation Event within the meaning of this Section 2; provided, however, that each holder of the Series A Stock shall have the right to convert his, her or its shares of Series A Stock to Common Stock pursuant to Section 4(a) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 2.  Notice of such conversion shall be submitted in accordance with the provisions of Section 4(g) hereof no later than ten (10) days before the effective date of such Liquidation Event.

(d)           If any assets other than cash are to be distributed under this Section 2 or for any purpose, the value of such assets will be deemed to be their fair market value as determined in good faith by the Board; provided, however, (i) in the case of a merger or consolidation of the Company (except a merger into or with a wholly-owned subsidiary of the

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Company with requisite stockholder approval or a merger in which the beneficial owners of the Company’s outstanding capital stock immediately prior to such transaction hold more than 50% of the voting power in the resulting entity) or a sale of all or substantially all of the assets of the Company, the value of any securities shall be determined in the manner specified in the agreement entered into by the Company in connection with the transaction; and (ii) in the case of any other transaction, any securities (the “Fair Market Price”) shall be valued as follows:

(A)    if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the distribution;

(B)    if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) business days prior to the distribution; and

(C)    if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

3.           Voting Rights

(a)           General.  Each holder of Series A Stock shall be entitled to vote on all matters upon which holders of Common Stock would be entitled to vote and shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which such holder’s shares of Series A Stock could be converted under Section 4, at the record date for the determination of stockholders entitled to vote on such matter, or, if no such record date is established, at the day before the first notice of the meeting of stockholders at which the vote is to be taken is delivered to stockholders, or the date any written consent of stockholders is solicited if the vote is not to be taken at a meeting.  Notwithstanding any provision of this Certificate of Designation, each such holder shall be entitled to notice of any stockholder’s meeting in accordance with the Company’s Bylaws.  Except as otherwise expressly provided in the Company’s Articles of Incorporation, by the Alaska Code or this Certificate of Designation, the holders of shares of Series A Stock shall vote together as a single class on an as-if-converted basis on all matters.

(b)           Protective Provisions.  For as long as any shares of Series A Stock at any time issued remain outstanding, without the affirmative consent of the holders of at least a majority of Series A Stock then outstanding, voting as a separate class, given by written consent or by vote at a meeting called for such purpose for which notice shall have been duly given to the holders of Series A Stock, the Company shall not:

(i)           adopt any amendment to this Certificate of Designation, or any amendment to its Articles of Incorporation or Bylaws, that eliminates, amends, restricts or otherwise adversely affects the rights and preferences of the Series A Stock; or

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          (ii)           purchase shares of capital stock, except pursuant to agreements with employees or consultants of the Company providing for repurchases of the Company’s capital stock upon termination of the employees or consultants, provided such repurchases are approved by the Board.

(c)           No Preemptive Rights.  No holder of shares of Series A Stock shall be entitled to pre-emptive voting rights.

4.           Conversion Rights

The holders of Series A Stock shall have the following rights with respect to the conversion of Series A Stock into Common Stock:

(a)           General.

(i)           Voluntary Conversion.  Any share of Series A Stock may, at the option of the holder, be converted at any time into such number of fully-paid and non-assessable shares of Common Stock as is equal to the product obtained by multiplying the Series A Conversion Rate (determined under Section 4(b)) by the number of shares of Series A Stock being converted.

(ii)           Mandatory Conversion.  Each share of Series A Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, into that number of shares of Common Stock into which such Series A Stock is convertible pursuant to Section 4(a)(i) under the following circumstances:  (A) the Company has the right, at its sole option, to convert all Series A Stock into Common Stock after the third anniversary of its issuance if the weighted average trading price of the Common Stock exceeds $1.00 per share (adjusted appropriately for stock splits, stock dividends and the like) on the Financial Industry Regulatory Authority’s over-the-counter bulletin board (“OTCBB”) (or the national exchange on which the Company is traded at the time of the mandatory conversion) for ten consecutive trading days; or (B) notwithstanding anything herein to the contrary, the Company has the right, at its sole option, to convert all Series A Stock into Common Stock after the after the tenth anniversary from the date of issuance.  Notice of mandatory conversion pursuant to this Section 4(a)(ii) shall be delivered in writing to holders of Series A Stock five business days prior to the date specified by the Company for mandatory conversion (the “Mandatory Conversion Date”).

(b)           Conversion Rate.  The conversion rate for Series A Stock in effect at any time (the “Series A Conversion Rate”) shall equal $1.00 divided by the Series A Conversion Price, calculated as provided in Section 4(c).

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(c)           Conversion Price.  The conversion price for Series A Stock in effect from time to time, except as adjusted in accordance with Section 4(d), shall be $.16667 per share (the “Series A Conversion Price”).

(d)           Adjustments to Conversion Price and Conversion Rate.  Notwithstanding anything in this Section 4 to the contrary, no change in the Conversion Rate shall be made until the cumulative effect of the adjustments called for by this Section 4 since the date of the last change in the Conversion Rate would change the Conversion Rate by more than 1%.  However, once the cumulative effect would result in such a change, then the Conversion Rate shall be changed to reflect all adjustments called for by this Section 4 and not previously made.  Subject to the foregoing, the Conversion Rate shall be adjusted from time to time as follows:

(i)           In case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, or in case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall, prior to or at the time of such transaction, make appropriate provision or cause appropriate provision to be made so that holders of each share of Series A Stock then outstanding shall have the right thereafter to convert such share of Series A Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Series A Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange.  If in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to each holder of Series A Stock the right to elect the securities, cash or other assets into which the Series A Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election).

(ii)           In case the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine the shares of its outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of its capital stock, then in each such case the Conversion Price in effect immediately prior thereto shall be proportionately adjusted so that the holder of any Series A Stock thereafter surrendered for conversion shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Company which such holder would have owned or have been entitled to receive after the happening of such event had such Series A Stock been converted immediately prior to the record date for such event (or if no record date is established in connection with such event, the effective date for such action).  An adjustment pursuant to this subparagraph (b) shall become effective immediately after the record date in the case of a stock

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dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(e)           Capital Reorganization or Reclassification.  If the Common Stock issuable upon the conversion of Series A Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Company, whether by capital reorganization, reclassification or otherwise, then and in each such event the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series A Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(f)           Accountant’s Certificate as to Adjustments Notice by the Company.  In each case of an adjustment or readjustment of the Series A Conversion Rate, the Company at its expense will furnish each holder of Series A Stock, as applicable, with a certificate, prepared by independent public accountants of recognized standing if so required in writing by holders of a majority of the outstanding Series A Stock, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

(g)           Exercise of Conversion Privilege.

(i)           Generally.  Promptly after receiving the certificate representing shares of any Series A Stock being converted, the Company shall:  (A) issue and deliver to the holder of the shares being converted, or, if permitted by applicable securities laws, to the nominee or nominees of such holder, a certificate or certificates as such holder may request for the number of whole shares of Common Stock issuable in accordance with the provisions of this Section 4 upon the conversion of such shares of Series A Stock, (B) pay to such holder or its nominee any declared but unpaid dividends on the shares being converted per Section 5 and (C) pay to such holder cash, as provided in Section 4(h), in respect of any fraction of a share of Common Stock issuable upon such conversion.  Conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date (as defined below for voluntary conversions and for mandatory conversions), and at such time, whether or not certificates representing the shares being converted shall have been received by the Company or its transfer agent in the case of a mandatory conversion, the rights of the holder as holder of the converted shares of Series A Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(ii)           Voluntary Conversion.  Before any holder of shares of Series A Stock shall be entitled to voluntarily convert such shares to Common Stock pursuant to Section 4(a)(i), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such shares and, if appropriate, shall

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give written notice by mail, postage prepaid, addressed to the same location at which the certificate or certificates were or will be surrendered, of the election to convert such shares and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  With respect to a voluntary conversion pursuant to Section 4(a)(i), the date when written notice of the holder’s election to convert is received by the Company or a transfer agent for the shares to be converted, together with the certificate or certificates representing the shares to be converted, shall be the “Conversion Date.” Notwithstanding the foregoing, if a holder of shares of Series A Stock conditions such voluntary conversion on the occurrence or non-occurrence of a stated event, the date on which such event shall occur (or fail to occur, as the case may be) shall be the “Conversion Date.”

(iii)           Mandatory Conversion.  Holders of shares of Series A Stock converted pursuant to the mandatory conversion provisions of Section 4(a)(ii) shall, upon receipt of written notice by mail, postage prepaid, from the Company that a mandatory conversion event pursuant to Section 4(a)(ii) has occurred, promptly surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such shares and, if other than the record holder of the converted shares, shall state the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  Whether or not such certificate or certificates have been so surrendered, with respect to mandatory conversions pursuant to Section 4(a)(ii), the applicable date specified in Section 4(a)(ii) for mandatory conversion shall be the Mandatory Conversion Date.

(h)           Cash in Lieu of Fractional Shares.  No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Stock, but the Company shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined by the Fair Market Price) at the close of business on the Conversion Date.  The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Stock being converted at any one time by any holder thereof, not upon each share of Series A Stock being converted.

(i)           Partial Conversion.  In the event some but not all of the shares of Series A Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the shares of Series A Stock that were not converted.

(j)           Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the Company shall as soon as reasonably practicable

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take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(k)           Other Distributions.  In the event that the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights, the holders of Series A Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series A Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

5.           Dividends

(a)           Dividend Rate:  The holders of Series A Stock shall be entitled to receive, when and as declared by the Board, yearly cumulative dividends from the surplus or net profits of the Company at an effective rate of 5% per annum, and no more, of the original Series A Stock purchase price of $1.00 per share (“Series A Dividends”).  The Series A Dividends shall accrue ratably from the date of issuance of the Series A Stock through the entire period in which shares of Series A Stock are held and shall be payable to the holder of the Series A Stock on the Conversion Date of the Series A Stock or as may be declared by the Board (each, a “Dividend Payment Date”), with proper adjustment for any dividend period which is less than a full year.

(b)           Preferential and Cumulative.  The Series A Dividends shall be payable before any dividends will be paid upon, or set apart for, the Common Stock of the Company and will be cumulative, so that any dividends not paid or set apart for payment for the Series A Stock, the deficiency (without interest) will be fully paid and set apart for payment, before any dividends will be paid upon, or set apart for, the Common Stock of the Company.

(c)           Payment of Dividend.  (i) If the Corporation shall have sufficient earnings to pay a dividend on the Series A Stock, upon declaration of any dividend by the Board in compliance with the Alaska Code and the Company’s Articles of Incorporation and Bylaws; the holder of Series A Stock may elect to receive payment of Series A Dividend on a Dividend Payment Date as follows:

(A)           in cash; or

(B)           provisionally in gold.  Payment of Series A Dividends in gold pursuant to Section 5(c)(i)(B) shall be paid only if the Company is producing gold in sufficient quantities as of the Dividend Payment Date, as reasonably determined by the Board, to pay such in-kind dividend and shall be delivered in the form of gold produced from the Company’s Chandalar property.  The value of gold used to pay Series A Dividends pursuant to Section 5(c)(i)(B) shall be an calculated based on the afternoon London Gold Fixing rate as listed by the London Gold Market Fixing Ltd. on the Conversion Date discounted by 10% to account for an in-kind premium; or

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(C)           in shares of Common Stock, the amount of which shall be quotient of the amount of the Series A Dividend to be paid divided by the Conversion Price.

(ii)           Series A Dividends shall be declared and set aside for any shares of the Series A Stock only upon resolution of the Board.  Series A Dividends may be declared out of any account from which dividends are payable.

(d)           Participation.  After payment of Series A Dividends and equivalent payment of dividends on Common Stock of the Company, the holders of Series A Preferred Stock will be entitled to receive at the same rate as any further or additional dividends that may be declared upon Common Stock of the Company, payable pari passu as if the holder of Series A Stock had converted all of the holder’s Series A Stock into shares of Common Stock (as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

6.           Notices of Record Date

In the event of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any Extraordinary Common Stock Event or any Liquidation Event, the Company shall mail or deliver, or cause to be mailed or delivered, to each holder of Series A Stock a notice specifying:  (a) if a plan of merger, consolidation or exchange is to be submitted for approval by the Company’s shareholders, the place, day and hour of the meeting and purpose for which the meeting is called and including a copy or summary of the plan of merger, consolidation or exchange and copies of Alaska Code Sections 574 and 576; (b) the date on which any such reorganization, reclassification, Extraordinary Common Stock Event or Liquidation Event is expected to become effective; and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, Extraordinary Common Stock Event or Liquidation Event.  Such notice shall be mailed or delivered no later than ten (10) days prior to the date specified in such notice on which such action is to be taken.

7.           Other Rights

Except as otherwise provided in this Certificate of Designation, each share of Series A Stock and each share of Common Stock shall be identical in all respects, shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share.

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ARTICLE FIVE

Article Five is amended and restated as follows:

The corporation has no alien affiliates within the meaning of Alaska Statutes 10.06.208 and 10.06.990(2) and (3).

ARTICLE SIX

The address of the initial registered office of the corporation is 200 Seward Building, c/o C T Corporation System, Juneau, Alaska and the name of its registered agent is C T Corporation System.

ARTICLE SEVEN

The management of this corporation shall be vested in a board of directors; the number of directors shall not be less than five nor more than fifteen. The number, qualifications, compensation, terms of office, manner of election, time and place of meeting, and powers and duties of the directors shall be such as are prescribed by the bylaws of the corporation. The authority to make bylaws for the corporation is vested exclusively in the board of directors of this corporation, and the board of directors may adopt, alter, amend or repeal such bylaws and provisions for the regulation and management of the affairs of the corporation as shall be consistent with the laws of the State of Alaska and these Articles of Incorporation. The shareholders shall not have the right to adopt, alter, amend or repeal the bylaws and provisions for the regulation and management of the affairs of the corporation.

ARTICLE EIGHT

The names and addresses of the incorporators are:

Names	Addresses

Eskil Anderson	310 Radio Central Bldg. Spokane, Washington

E. K. Barnes	310 Radio Central Bldg. Spokane, Washington

Karl W. Jasper	310 Radio Central Bldg. Spokane, Washington

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ARTICLE NINE

A director of the corporation shall not be liable for monetary damages for a breach of fiduciary duty as a director provided, however, that a director shall remain liable for breach of a director's duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, willful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds, or a transaction from which the director derives an improper personal benefit.

The corporation shall have the power to indemnify any directors, officers or former directors or officers of the corporation or any person who may have served at the corporation's request as a director or officer of another corporation against expenses actually and reasonably incurred by such person in connection with the defense of any action, suit or proceeding, civil or criminal, in which he or she becomes a party by reason of being or having been such director or officer, to the full extent permitted by the laws of the State of Alaska as such laws at any time may be in force and effect. The corporation also, to the full extent permitted by the laws of the State of Alaska, shall have the power to enter into an agreement to advance the expenses and litigation costs of any director or former director, subject, however, to the provisions of AS 10.06.490(e) or any subsequent or similar provision of Alaska law.  The indemnification so authorized shall continue in effect as it relates to all acts or omissions committed while the director held his or her position, notwithstanding his or her subsequent resignation or removal from that position, and the indemnification shall inure to the benefit of the heirs, executors and administrators of that person or his or her estate.

ARTICLE TEN

Article Ten is added as a new Article to read in its entirety as follows:

Shareholders do not have the right to preemptively subscribe to any or all issues of shares or securities of the corporation under Alaska Statute 10.06.428.

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ARTICLE ELEVEN

Article Eleven is added as a new Article to read in its entirety as follows:

Within the meaning of Alaska Statute 10.06.504(e), the corporation hereby elects to be governed by the voting provisions of Alaska Statues 10.06.504 – 10.06-506 in place of former Alaska Statute 10.05.276.

DATED this 26th day of November, 2013.

GOLDRICH MINING COMPANY

By: __________________________
       William V. Schara, President

By: __________________________
       Ted R. Sharp, Secretary

STATE OF WASHINGTON                               )
)           ss.
COUNTY OF SPOKANE	)

I certify that I know or have satisfactory evidence that WILLIAM V. SCHARA, is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged before me that he is the President of GOLDRICH MINING COMPANY, and that the foregoing instrument was the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated November 26, 2013.
__________________________________
Print Name:__________________________
Notary Public in and for the State of

Washington, residing at ________________

My Commission Expires:________________

AMENDED AND RESTATED ARTICLES OF INCORPORATION – Page 14